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Filed pursuant to Rule 424(b)(2)
Registration No. 333-217413

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	$193,532,500	102.908%	$199,160,425.10	$25,851.02

(1)
The U.S. dollar equivalent of the amount to be registered has been calculated using the euro/U.S. dollar exchange rate of €1.00/$1.1059 as reported on November 21, 2019 by Bloomberg L.P.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

PRICING SUPPLEMENT NO. 9
(To Prospectus dated April 21, 2017 and
Prospectus Supplement dated April 21, 2017)

€175,000,000

0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024

        We are offering €175,000,000 aggregate principal amount of 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024 (the "Notes"). The Notes will be our general unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. We will pay interest on the Notes on June 7 of each year, commencing on June 7, 2020. The Notes will mature on June 7, 2024. In addition, the Notes may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting taxation. See "Description of Notes—Redemption for Tax Reasons." The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. There is no sinking fund for the Notes.

        The Notes offered hereby constitute a further issuance of, and will be consolidated with, the €1,000,000,000 aggregate principal amount of 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024 issued by us on June 7, 2017 (the "Previously Issued Notes"). The Notes and the Previously Issued Notes will form a single series under the Indenture (as defined below) governing the Notes and the Previously Issued Notes. The Notes offered hereby will have the same ISIN number (XS1623404412) as the Previously Issued Notes and will trade interchangeably with the Previously Issued Notes immediately upon settlement. Upon consummation of this offering, the aggregate principal amount of our 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024, including the Notes offered hereby, will be €1,175,000,000.

        The Previously Issued Notes are listed on the New York Stock Exchange under the symbol "USB24B" and we intend to apply to list the Notes on the New York Stock Exchange under that same symbol, although we cannot guarantee such listing will be obtained.

        Investing in the Notes involves risks. See the risks described in the "Risk Factors" section beginning on page PS-5 of this pricing supplement, in the "Risk Factors" section beginning on page S-2 of the accompanying prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission, which are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus.

	Per Note	Total

Public offering price(1)	102.908%	€180,089,000

Underwriting discount	0.137%	€239,750

Proceeds, before expenses, to us	102.771%	€179,849,250

(1)
Plus accrued interest from, and including, June 7, 2019 to, but excluding, November 27, 2019, or approximately €4.018 per €1,000 principal amount of Notes, and accrued interest, if any, from November 27, 2019 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Delivery of the Notes in book-entry form through Clearstream Banking, S.A. ("Clearstream") and Euroclear Bank SA/NV ("Euroclear") is expected to be made on or about November 27, 2019.

        Because our affiliate, U.S. Bancorp Investments, Inc., will be participating in sales of the Notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority ("FINRA") Rule 5121, as administered by FINRA. See "Underwriting (Conflicts of Interest)."

Joint Book-Running Managers

U.S. Bancorp Investments, Inc.	Citigroup

The date of this pricing supplement is November 22, 2019.

i

ABOUT THIS PRICING SUPPLEMENT

        This pricing supplement contains the specific description of, but does not contain complete information about, the Notes that we are offering and the terms of the offering. We describe the basic features of the Notes in the section of the accompanying prospectus supplement entitled "Description of Notes." This pricing supplement will supersede the accompanying prospectus supplement and prospectus to the extent that it contains information which differs from the information contained in the accompanying prospectus supplement or prospectus. No one may use this pricing supplement to offer and sell the Notes unless it is accompanied or preceded by the prospectus supplement and the prospectus.

        In making your investment decision, it is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus supplement and prospectus. You should also read and consider the information contained in the documents identified under the heading "Where You Can Find More Information" on page one of the accompanying prospectus.

        Neither we nor the underwriters or any of their affiliates have authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this pricing supplement or the accompanying prospectus supplement and prospectus is accurate as of any date other than their respective dates.

        Unless otherwise indicated or unless the context requires otherwise, references in this pricing supplement and the accompanying prospectus supplement and prospectus to "USB," "we," "us" and "our" refer to U.S. Bancorp. If we have used but not defined certain terms in this pricing supplement or the accompanying prospectus supplement and prospectus, such terms shall have the meanings contained in the Indenture described below.

        References in this pricing supplement and the accompanying prospectus supplement and prospectus to "$" and "U.S. dollars" are to the currency of the United States. References to "€" and "euro" in this pricing supplement and the accompanying prospectus supplement and prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. No representation is made that any euro amounts converted into U.S. dollars as presented in this pricing supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all.

Stabilization

        IN CONNECTION WITH THE ISSUE OF THE NOTES, CITIGROUP GLOBAL MARKETS LIMITED (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED MUST BE CARRIED OUT

BY THE RELEVANT STABILIZING MANAGER(S) (OR PERSONS ACTING ON BEHALF OF ANY STABILIZING MANAGER(S)) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

Notice to Prospective Investors in the European Economic Area

        None of this pricing supplement, the accompanying prospectus supplement and the prospectus is a prospectus for the purposes of the European Union's Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

        The communication of this pricing supplement, the accompanying prospectus supplement, the prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying prospectus supplement and the prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying prospectus supplement or the prospectus or any of their contents.

FORWARD-LOOKING STATEMENTS

        This pricing supplement contains or incorporates by reference forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. Stress in the commercial real estate markets, as well as a downturn in the residential real estate markets, could cause credit losses and deterioration in asset values. In addition, changes to statutes, regulations, or regulatory policies or practices could affect us in substantial and unpredictable ways. Our results could also be adversely affected by changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management's ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk.

        For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2018, on file with the Securities and Exchange Commission (the "SEC"), including the sections entitled "Corporate Risk Profile" and "Risk Factors" contained in Exhibit 13, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, on file with the SEC, including the section entitled "Corporate Risk Profile," our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, on file with the SEC, including the section entitled "Corporate Risk Profile," our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, on file with the SEC, including the section entitled "Corporate Risk Profile," and all subsequent filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. In addition, factors other than these risks also could adversely affect our results, and you should not consider these risks to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof and we undertake no obligation to update them in light of new information or future events.

SUMMARY

        The following information should be read together with the information contained or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus. It may not contain all the information that is important to you. You should carefully read this entire pricing supplement and the accompanying prospectus supplement and prospectus to understand fully the terms of the Notes, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Notes. To the extent the following information is inconsistent with the information in the accompanying prospectus supplement and prospectus, you should rely on the following information. You should pay special attention to the "Risk Factors" section of this pricing supplement and the accompanying prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus, to determine whether an investment in the Notes is appropriate for you.

 About U.S. Bancorp

        We are a multi-state financial services holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.

        Our common stock is traded on the New York Stock Exchange under the ticker symbol "USB." Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is +1 (866) 775-9668.

        We refer you to the documents incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus, as described in the section "Where You Can Find More Information" in the accompanying prospectus, for more information about us and our businesses.

 The Offering

        The following is a brief summary of some of the terms of the Notes. A more detailed description is contained in this pricing supplement under the section "Description of Notes" and the accompanying prospectus supplement under the section "Description of Notes."

Issuer	U.S. Bancorp
Legal Entity Identifier (LEI)	N1GZ7BBF3NP8GI976H15
Securities Offered	€175,000,000 aggregate principal amount of 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024.
Stated Maturity Date	Unless earlier redeemed, the Notes will mature on June 7, 2024.
Interest	The Notes will bear interest at a rate of 0.850% per annum.

Interest on the Notes will be paid on June 7 of each year, commencing on June 7, 2020. Interest on the Notes will accrue from June 7, 2019. The interest payment on June 7, 2020 to holders of record on May 23, 2020 of the Notes offered hereby and the Previously Issued Notes will be the same per Note.

Currency of Payment

All payments of principal of, premium, if any, and interest on, the Notes, including any payments made upon any redemption of the Notes, will be payable in euro. If the euro is unavailable in our good faith judgment due to the imposition of exchange controls or other circumstances beyond our control, is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or is no longer used for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments in respect of the Notes may be made in U.S. dollars. See "Description of Notes—Currency of Payment."

Denomination	The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Ranking	The Notes will be our general unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness.
Use of Proceeds

We intend to use the net proceeds of this offering for general corporate purposes. Pending such use, we may temporarily invest the proceeds in short-term marketable securities or use them to reduce short-term indebtedness. See "Use of Proceeds."

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth under "Description of Notes—Payment of Additional Amounts," pay as additional amounts ("Additional Amounts") such amounts as are necessary in order that the net amount of such payment of the principal of and interest on a Note to a holder who is a U.S. Alien (as defined in "Description of Notes—Payment of Additional Amounts"), after deduction for any present or future tax, assessment or governmental charge of a Relevant Jurisdiction (as defined in "Description of Notes—Payment of Additional Amounts"), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided for in such Note to be then due and payable. See "Description of Notes—Payment of Additional Amounts."

Redemption for Tax Reasons

We may redeem all, but not less than all, of the Notes in the event of certain changes in the tax laws of the United States (or any political subdivision or taxing authority thereof or therein) that would obligate us to pay Additional Amounts as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the Notes, together with unpaid interest on the Notes, if any, accrued to, but not including, the date fixed for redemption. See "Description of Notes—Redemption for Tax Reasons."

Listing

The Previously Issued Notes are listed on the New York Stock Exchange under the symbol "USB24B" and we intend to apply to list the Notes on the New York Stock Exchange under that same symbol, although we cannot guarantee such listing will be obtained.

Trustee	Citibank, N.A.
Authenticating Agent and Registrar	U.S. Bank Trust National Association
Paying Agent	Elavon Financial Services DAC
Exchange Rate Agent	U.S. Bank Trust National Association
Book-Entry

The Notes will be represented by one or more global notes deposited with, or on behalf of, a common depositary on behalf of Clearstream and Euroclear, and registered in the name of the common depositary or its nominee. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See "Description of Notes—Book-Entry Delivery and Settlement."

Additional Notes

We may from time to time, without consent of the holders of the Notes, issue additional Notes having the same terms and conditions (except for the issue date, offering price and, if applicable, the first interest payment date) as the Notes being offered hereby. Additional Notes issued in this manner will form a single series with the outstanding series of Notes.

Risk Factors

See the risk factors and the other information included or incorporated by reference in this pricing supplement and the accompanying prospectus supplement and prospectus, including the risk factors disclosed under the "Risk Factors" section beginning on page PS-4 of this pricing supplement, the "Risk Factors" section beginning on page S-2 of the accompanying prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC for a discussion of the factors you should carefully consider before deciding to invest in the Notes.

Governing Law	State of New York
ISIN / Common Code / CUSIP	XS1623404412 / 162340441 / 902973 BB1

RISK FACTORS

        Your investment in the Notes will involve certain risks. This pricing supplement and the accompanying prospectus supplement and prospectus do not describe all of those risks. In addition to the risk factors and other information concerning our business included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each incorporated by reference herein, you should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks and the sections entitled "Risk Factors" and "Foreign Currency Risks" in the accompanying prospectus supplement before deciding whether an investment in the Notes is suitable for you. The Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Notes or financial matters in general. You should not purchase the Notes unless you understand, and know that you can bear, these investment risks.

Risks Relating to the Notes

An investment in the Notes by a purchaser whose home currency is not euro entails significant risks.

        All payments of interest on and the principal of the Notes and any redemption price for the Notes will be made in euros, subject to certain limited exceptions. We, the underwriters, the trustee and the paying agent with respect to the Notes will not be obligated to convert, or to assist any registered owner or beneficial owner of Notes in converting, payments of interest, principal, any redemption price or any additional amount in euros made with respect to the Notes into U.S. dollars or any other currency.

        An investment in securities which are denominated and payable in a currency other than the currency of the country in which the purchaser is resident or the currency in which the purchaser primarily conducts its business or activities (in each case, the "home currency") entails significant risks not associated with securities denominated and payable in the home currency. Accordingly, an investment in the Notes by a purchaser whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that such volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

If, as permitted by the Indenture governing the Notes, we make payments in U.S. dollars, you will be exposed to significant risks if your home currency is not U.S. dollars.

        If the euro is unavailable in our good faith judgment for the payment of principal, premium, if any, or interest with respect to the Notes, including any payments made upon any redemption of the Notes, due to the imposition of exchange controls or other circumstances beyond our control, is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or is no longer used for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), we will be entitled to satisfy our obligations to holders of the Notes by making that payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below) as computed by the exchange rate agent on the second

Business Day (as defined below) before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due or as otherwise determined by us in good faith, if the foregoing is impracticable. Any payment in respect of the Notes so made in U.S. dollars will not constitute a default under the Indenture. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above under "—An investment in the Notes by a purchaser whose home currency is not euro entails significant risks." Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

We cannot assure you that a trading market for the Notes will develop or be maintained.

        Although the Previously Issued Notes are listed on the New York Stock Exchange and we intend to apply to list the Notes on the New York Stock Exchange, a secondary market may never develop or be maintained. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your Notes if or when you want to or at a price that you consider acceptable. From time to time, the underwriters may make a market in the Notes, but any market making may be discontinued at any time. In evaluating the Notes, you should assume that you will be holding the Notes until their maturity.

Trading in the clearing systems is subject to minimum denomination requirements.

        The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. As is the case with any issue of Notes that have a denomination consisting of a minimum specified denomination plus a higher integral multiple of another smaller amount, it is possible that the Notes may be traded in amounts in excess of €100,000 (or its equivalent) that are not integral multiples of €100,000 (or its equivalent). In such a case a noteholder who, as a result of trading such amounts, holds a principal amount of less than the minimum specified denomination may not receive a certificate in respect of such holding (should certificates be printed) and would need to purchase a principal amount of Notes such that its holding amounts to the minimum specified denomination.

 USE OF PROCEEDS

        We expect to receive net proceeds from the sale of the Notes, after deducting the underwriting discount and expenses payable by us, but excluding the amount of accrued interest paid to us by the purchasers of the Notes offered hereby, of approximately €179.74 million. We intend to use the net proceeds of this offering for general corporate purposes. Pending such use, we may temporarily invest the proceeds in short-term marketable securities or use them to reduce short-term indebtedness.

 DESCRIPTION OF NOTES

        The following information concerning the Notes is intended to be read in conjunction with the statements under "Description of Notes" in the accompanying prospectus supplement, which the following information supplements and, if there are any inconsistencies, supersedes. The following supplemental information is only applicable to the Notes being offered hereby, which will be issued under a senior indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the "Indenture"), between us and Citibank, N.A., as trustee.

        The Notes are a tranche of our Medium-Term Notes, Series X (Senior), and will be limited to an aggregate principal amount of €175,000,000. The Notes constitute a further issuance of, and will be consolidated with, the €1,000,000,000 aggregate principal amount of Previously Issued Notes and will form a single series under the Indenture with the Previously Issued Notes. The Notes will have the same ISIN number (XS1623404412) as the Previously Issued Notes and will trade interchangeably with the Previously Issued Notes immediately upon settlement. Upon consummation of this offering, the aggregate principal amount of our 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024, including the Notes, will be €1,175,000,000. Unless the context requires otherwise, references in this section to the "Notes" include the Notes offered hereby and the Previously Issued Notes.

        The Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

        We may from time to time, without giving notice to or seeking the consent of the holders of the Notes, issue additional Notes having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original Notes. Any such additional debt securities having such similar terms, together with the original Notes, will constitute a single series of debt securities for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions. The Indenture does not limit the amount of Notes, debentures or other evidence of indebtedness that we may issue under the Indenture or otherwise and provides that debt securities under the Indenture may be issued from time to time in one or more series. The Notes will be our general unsecured and unsubordinated obligations, will rank equally with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding and will be considered part of the same series of notes as any of our other Medium-Term Notes, Series X (Senior), previously issued or issued in the future. The Notes will not be subject to any sinking fund provisions and will not be convertible into or exchangeable for any of our equity interests.

        We have designated Elavon Financial Services DAC as our paying agent and U.S. Bank Trust National Association as our exchange rate agent.

        The Previously Issued Notes are listed on the New York Stock Exchange under the symbol "USB24B" and we intend to apply to list the Notes on the New York Stock Exchange under that same symbol, although we cannot guarantee such listing will be obtained.

Interest and Principal Payments

        The entire principal amount of the Notes will mature and become payable, together with unpaid interest, if any, accrued thereon on (the "Stated Maturity Date") unless redeemed earlier as described below under "—Redemption for Tax Reasons." The principal of each Note payable at maturity or earlier redemption, together with unpaid interest, if any, will be paid in euro against presentation and surrender at the office or agency maintained for such purpose.

        The Notes will bear interest at a rate of 0.850% per year and will accrue interest from June 7, 2019. Interest on the Notes is payable annually in arrears on June 7, commencing on June 7, 2020 (each an "Interest Payment Date"). Interest payable on an Interest Payment Date will be paid to the persons in whose names the Notes are registered at the close of business on the regular record date; provided, however, that interest payable at the Stated Maturity Date or earlier redemption date will be payable to the person to whom principal shall be payable. The regular record date for the Notes will be May 23, whether or not a Business Day, immediately preceding the related Interest Payment Date; provided, however, that so long as the relevant global note is held by or on behalf of a common depositary for Euroclear, Clearstream or any other clearing system, "record date" shall be a day when Euroclear, Clearstream or such other clearing system, as the case may be, is open for business. Interest payable on an Interest Payment Date will be computed on the basis of an Actual/Actual (ICMA) (as defined in the rulebook of the International Capital Market Association) day count convention.

        All interest accrued on the Notes from and including June 7, 2019 to the date of settlement of the Notes will be paid to us by purchasers of the Notes as part of the purchase price for such Notes, and the interest payment on June 7, 2020 to the holders of record on May 23, 2020 of the Notes offered hereby and the Previously Issued Notes will be the same per Note.

        If any Interest Payment Date, the Stated Maturity Date or earlier redemption date falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, the Stated Maturity Date or such redemption date, as the case may be, to the date of such payment on the next succeeding Business Day. For purposes of the Notes, "Business Day" means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET 2) system (the TARGET 2 system) or any successor thereto, is open.

        So long as the relevant global note is held on behalf of Euroclear, Clearstream or any other clearing system, notices to holders of Notes represented by the global note may be given by delivery of the relevant notice to Euroclear, Clearstream or such other clearing system, as the case may be.

Currency of Payment

        Initial holders will be required to pay for the Notes in euro, and principal, premium, if any, and interest payments in respect of the Notes, including any payments made upon any redemption of the Notes, will be payable in euro.

        If the euro is unavailable in our good faith judgment for the payment of principal, premium, if any, or interest with respect to the Notes, including any payments made upon any redemption of the Notes, due to the imposition of exchange controls or other circumstances beyond our control, is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or is no longer used for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), we will be entitled to satisfy our obligations to holders of the Notes by making that payment in U.S. dollars on the basis of the Market Exchange Rate as computed by the exchange rate agent on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due or as otherwise determined by us in good faith, if the foregoing is impracticable. Any payment in respect of the Notes so made in U.S. dollars will not constitute a default under the Indenture. Neither the trustee nor the paying agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

        The "Market Exchange Rate" means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

        In the event that the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or an official redenomination of the euro, our obligations with respect to payments on the Notes shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of euros representing the amount of such obligations immediately before such redenomination. The Notes do not provide for any adjustment to any amount payable under the Notes as a result of any change in the value of the euro relative to any other currency due solely to fluctuations in exchange rates.

        All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the Notes.

        On November 21, 2019, the euro/U.S.$ rate of exchange was €1.00/U.S.$1.1059 reported by Bloomberg L.P. Any information provided in this pricing supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Payment of Additional Amounts

        We will, subject to the exceptions and limitations set forth below, pay as additional interest such Additional Amounts as are necessary in order that the net amount of such payment of the principal of and interest on a Note to a holder who is a U.S. Alien (as such term is defined below), after deduction for any present or future tax, assessment or governmental charge of (a) the United States (as such term is defined below), or a political subdivision or authority thereof or therein or (b) any other jurisdiction in which any paying agent appointed by us is organized or the location from which payment is made, or any political subdivision or authority thereof (each of (a) and (b), a "Relevant Jurisdiction"), imposed by withholding with respect to the payment, will not be less than the amount provided for in such Note to be then due and payable. However, the foregoing obligation to pay Additional Amounts shall not apply:

  •
  to any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or holder of power over, such holder, if such holder is an estate, trust, partnership or corporation) and a Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:

  •
  being or having been present or engaged in a trade or business in the Relevant Jurisdiction or having had a permanent establishment therein;

  •
  having a current or former relationship with the Relevant Jurisdiction, including a relationship as a citizen or resident or being treated as a resident thereof; or

  •
  being or having been, for United States federal income tax purposes, a "controlled foreign corporation," a "passive foreign investment company" (including a qualified electing fund), a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization;

  •
  to any tax, assessment or other governmental charge imposed by reason of the holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of U.S. Bancorp entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code") or (iii) being a controlled foreign corporation with respect to the United States that is related to us by actual or constructive stock ownership;

  •
  to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the Note, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of the Note would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Note;

  •
  to any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the holder to comply with certification, identification or information reporting requirements under the Relevant Jurisdiction's income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or a beneficial owner of such Note, if such compliance is required by the Relevant Jurisdiction's income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

  •
  to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

  •
  to any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

  •
  to any tax, assessment or governmental charge that is payable otherwise than by withholding by us or the paying agent from the payment of the principal of or interest on such Note;

  •
  to any tax, assessment or governmental charge required to be withheld by any paying agent from such payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;

  •
  to any withholding or deduction on or in respect of any Note pursuant to sections 1471 through 1474 of the Code, and the regulations, administrative guidance and official interpretations promulgated thereunder ("FATCA"), any agreement between us and the United States or any authority thereof entered into for FATCA purposes or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA; or

  •
  to any tax imposed as a result of any combination of the above.

        The term "United States" means the United States of America, the States thereof (including the District of Columbia) and any other political subdivision or taxing authority thereof or therein affecting taxation, and the term "U.S. Alien" means any beneficial owner of a Note other than a beneficial owner of a Note that is (A) a citizen or resident of the United States; (B) a corporation, partnership or other entity treated as a corporation or a partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States, any of its states or the District of Columbia; (C) an estate whose income is subject to U.S. federal income tax regardless of its source; or (D) a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Redemption for Tax Reasons

        If we have or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after June 7, 2017, and we determine that such obligation cannot be avoided by the use of reasonable measures then available to us, we may, at our option, at any time, having given not less than 10 nor more than 60 days' prior written notice to holders of the Notes, redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of their principal amount, together with unpaid interest, if any, on the Notes accrued to, but excluding, the redemption date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such Additional Amounts if a payment in respect to the Notes were due on such date. Prior to the transmission or publication of any notice of redemption pursuant to this paragraph, we will deliver to the trustee an officer's certificate stating that we are entitled to effect such redemption and setting forth a statement of facts and including a written opinion of independent counsel selected by us showing that the conditions precedent to our right to so redeem the Notes has occurred.

Governing Law

        The Indenture is and, once issued, the Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry Delivery and Settlement

        We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Global Clearance and Settlement

        The Notes will be issued in the form of one or more global notes in fully registered form, without coupons, and will be deposited with, or on behalf of, a common depositary for, and in respect of interests held through, Euroclear and Clearstream. Except as described herein, certificates will not be issued in exchange for beneficial interests in the global notes.

        Except as set forth below, the global notes may be transferred, in whole and not in part, only to the common depositary, its successors or their respective nominees.

        Beneficial interests in the global notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of €100,000 and integral multiples of €1,000 in excess thereof. Investors may hold Notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

        Owners of beneficial interests in the global notes will not be entitled to have Notes registered in their names, and, except as described herein, will not receive or be entitled to receive physical delivery of Notes in definitive form. So long as the common depositary for Euroclear and Clearstream or such common depositary's nominee is the registered holder of the global notes, the common depositary or such nominee, as the case may be, will be considered the sole holder of the Notes represented by the global notes for all purposes under the Indenture and the global notes. Except as provided below, beneficial owners will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the Indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in global notes.

Clearstream

        Clearstream has advised that it is incorporated under the laws of Luxembourg and licensed as a bank and professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) to facilitate the settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant, either directly or indirectly.

        Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear

        Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from

Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no records of or relationship with persons holding through Euroclear participants.

        Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions.

Euroclear and Clearstream Arrangements

        So long as the common depositary for Euroclear or Clearstream or such common depositary's nominee is the registered holder of the global notes, the common depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such global notes for all purposes under the Indenture and the Notes. Payments of principal, interest and Additional Amounts, if any, in respect of the global notes will be made to the common depositary or such common depositary's nominee, as the case may be, as registered holder thereof. None of us, the trustee, any agent and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933, as amended, or the "Securities Act") will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Distributions of principal, premium, if any, and interest with respect to the global notes, including any payments made upon any redemption of the global notes, will be credited in euro to the extent received by Euroclear or Clearstream from the paying agent to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system's rules and procedures.

        Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the global notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

Initial Settlement

        We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form. Subject to applicable procedures of Clearstream and Euroclear, the Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date.

Secondary Market Trading

        Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any Notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

        Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

        Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Exchange of Global Notes for Certificated Notes

        Subject to certain conditions, the Notes represented by the global notes are exchangeable for notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

  •
  Clearstream, Euroclear or any successor thereto notifies us that it is unwilling to act as a clearing system for the Notes;

  •
  we, at our option, notify the trustee in writing that we elect to cause the issuance of certificated notes; or

  •
  there has occurred and is continuing an event of default with respect to the Notes.

        In all cases, definitive notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

        Payments (including principal, premium, if any, and interest) and transfers with respect to notes in definitive form may be executed at the office or agency maintained for such purpose, at our option, by check mailed to the holders thereof at the respective addresses set forth in the register of holders of the Notes, provided that all payments (including principal, premium, if any, and interest) with respect to Notes in definitive form, for which the holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following disclosure supplements the discussion set forth in the accompanying prospectus under the caption "Certain United States Federal Income Tax Considerations" and should be read in conjunction therewith.

        It is anticipated and the following discussion assumes that, for United States federal income tax purposes, the issuance of the Notes will constitute a "qualified reopening" of the Previously Issued Notes within the meaning of the applicable U.S. Treasury Regulations. Consequently, for U.S. federal income tax purposes, the issue price of the Notes will be equal to the issue price of the Previously Issued Notes and the issue date of the Notes will be considered to be the issue date of the Previously Issued Notes. Additionally, a portion of the price paid for the Notes offered hereunder will be allocable to interest that "accrued" prior to the issuance of the Notes (i.e., "pre-issuance accrued interest"). To the extent a portion of a beneficial holder's purchase price is allocable to pre-issuance accrued interest, a portion of the first stated interest payment equal to the amount of pre-issuance accrued interest may be treated as a non-taxable return of such purchase price to the holder rather than as interest income. Amounts treated as a return of purchase price will reduce a beneficial holder's adjusted tax basis in the Notes by the corresponding amount. Special rules can apply to bond premium or market discount, as discussed in the accompanying prospectus supplement under "Certain United States Federal Income Tax Consequences."

        The discussion in the accompanying prospectus supplement under "Certain United States Federal Income Tax Consequences—Foreign Account Tax Compliance Act" is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, settlement at maturity or other disposition of relevant financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

        In addition, the discussion in the accompanying prospectus supplement under "Certain United States Federal Income Tax Consequences—Backup Withholding and Information Reporting—U.S. holders" is hereby modified to reflect the current backup withholding tax at a 24% rate.

 UNDERWRITING (CONFLICTS OF INTEREST)

        U.S. Bancorp Investments, Inc. and Citigroup Global Markets Limited are acting as joint book-running managers of the offering. Subject to the terms and conditions set forth in a syndicated terms agreement (the "terms agreement"), between us and the underwriters named below, incorporating the terms of a distribution agreement, dated as of April 21, 2017, between us and the agents named in the accompanying prospectus supplement, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase, as principal, the principal amount of the Notes set forth below opposite its names below.

Underwriters	Principal Amount of Notes
U.S. Bancorp Investments, Inc.	€131,250,000
Citigroup Global Markets Limited	43,750,000

Total	€175,000,000

        Certain of the underwriters are not U.S. broker-dealers registered with the SEC. To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, to the extent permitted by applicable laws and regulations, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

        Subject to the terms and conditions set forth in the terms agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes if any of these Notes are purchased. If an underwriter defaults, the terms agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the terms agreement may be terminated.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of these liabilities.

        The Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover page of this pricing supplement and to certain dealers at such price less a concession not in excess of 0.080%. After the Notes are released for sale, the underwriters may change the offering price and the other selling terms. The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the terms agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The expenses of this offering payable by us, not including the underwriting discount, are estimated at approximately $120,000.

        We expect that delivery of the Notes will be made to investors on or about November 27, 2019, which will be the third London business day following the date of this pricing supplement (such settlement being referred to as "T+3"). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than two London business days prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

        The Previously Issued Notes are listed on the New York Stock Exchange under the symbol "USB24B" and we intend to apply to list the Notes on the New York Stock Exchange under that same symbol so that the Notes will trade interchangeably with the Previously Issued Notes, although we cannot guarantee such listing will be obtained. No assurance can be given that an active trading market for the Notes will develop or be maintained. If an active trading market does not develop or is not maintained for the Notes, noteholders may not be able to resell them at all or at prices acceptable to them. The underwriters may from time to time make a market in the Notes but are not obligated to do so and may cease at any time. Neither we nor the underwriters can assure you that any trading market for the Notes will develop, continue or be liquid.

        In connection with this offering, Citigroup Global Markets Limited, on behalf of the underwriters, is permitted to engage in certain transactions that stabilize the price of the Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes. If the underwriters create a short position in the Notes in connection with this offering by selling more Notes than they have purchased from us, then the underwriters may reduce that short position by purchasing the Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position may cause the price of the Notes to be higher than in the absence of these purchases. The underwriters are not required to engage in these activities, and may end any of these activities at any time. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.

Conflicts of Interest

        Our affiliate, U.S. Bancorp Investments, Inc., is a member of FINRA and is participating in the sale of the Notes. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121, such participation in the sale of the Notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Under FINRA Rule 5121, any underwriter who is subject to the rule will not be permitted to sell any securities to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates. Additionally, the trustee under the indenture pursuant to which the Notes will be issued is an affiliate of Citigroup Global Markets Limited.

Notice to Prospective Investors in the United Kingdom

        Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

        All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The Notes have not been offered or sold and will not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong); and no advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, "Financial Instruments and Exchange Law") and the Notes have not offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

        The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) or securities-based derivative contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest in that trust shall not be transferred within 6 months after that corporation or that trust (howsoever described) has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor, an accredited investor, or other relevant person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is given for the transfer; or (3) by operation of law.

        Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all persons that the Notes are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

 LEGAL MATTERS

        The validity of the Notes has been passed upon for us by Mayer Brown LLP, Chicago, Illinois. The underwriters are being represented by Sidley Austin LLP, New York, New York.

 EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 21, 2017)

MEDIUM-TERM NOTES, SERIES X (SENIOR)
MEDIUM-TERM NOTES, SERIES Y (SUBORDINATED)

Due Nine Months or More from Date of Issue

         U.S. Bancorp may at any time offer senior medium-term notes, Series X, and subordinated medium-term notes, Series Y. The specific terms of each note offered will be included in a pricing supplement. The notes offered will specify whether they are senior or subordinated notes and, unless the applicable pricing supplement specifies otherwise, they will have the following general terms:

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  The notes will mature nine (9) months or more from the date of issue.

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  The notes will bear interest at either a fixed or floating rate, or a combination of both, or will be zero coupon notes. Floating rate interest will be based on one or more of the following base rates, adjusted by a spread or a spread multiplier, or both:

• Canadian dollar offered rate, or CDOR,	• federal funds rate,
• certificate of deposit, or CD, rate,	• London interbank offered rate, or LIBOR,
• commercial paper rate,	• prime rate,
• constant maturity treasury, or CMT, rate,	• treasury rate, or
• Euro interbank offered rate, or EURIBOR,	• any other rate specified in the applicable pricing supplement.
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  The notes will be denominated in U.S. dollars or any foreign currency that we specify. Notes denominated in U.S. dollars will be issued in minimum denominations of $1,000, or any integral multiple of $1,000.

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  We may redeem the notes if specified in the applicable pricing supplement.

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  Zero coupon notes will not pay interest.

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  Each note will be represented either by a registered global note held by or on behalf of a depositary or by a certificate issued in definitive form.

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  The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes.

         U.S. Bancorp will pay an agent a commission in respect of any notes sold to or through such agent as agreed upon between U.S. Bancorp and such agent at the time of sale. Actual commissions payable in respect of any sale of notes will be specified in the applicable pricing supplement.

         The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are not secured. Investing in the notes involves risks. Potential purchasers of the notes should consider the information set forth in the "Risk Factors" section beginning on page S-2 of this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         Offers to purchase the notes may be solicited from time to time by the agents listed below or other agents named in the applicable pricing supplements. We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents who will use their reasonable efforts on our behalf. We also reserve the right to offer and sell notes directly to investors on our own behalf and to appoint other agents. There is no established trading market for the notes and there is no assurance that the notes will be sold and that a secondary market for the notes will develop.

         Because our affiliate, U.S. Bancorp Investments, Inc., may participate in sales of the notes, the offering is being conducted in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5121, as administered by FINRA. Each offering of the notes will be conducted in compliance with the applicable requirements of FINRA Rule 5121.

U.S. Bancorp Investments, Inc.
Barclays	Goldman, Sachs & Co.	Piper Jaffray
BofA Merrill Lynch	HSBC	PNC Capital Markets LLC
Capital One Securities	J.P. Morgan	RBC Capital Markets
CIBC Capital Markets	Keefe, Bruyette & Woods	Santander
A Stifel Company
Citigroup		TD Securities
Credit Suisse	Morgan Stanley	UBS Investment Bank
Deutsche Bank Securities	NatWest Markets	Wells Fargo Securities

April 21, 2017

        Neither we nor the agents or any of their affiliates have authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the attached prospectus or any pricing supplement that we may file with the Securities and Exchange Commission in connection with an offering. Neither we nor the agents take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

        Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement and the attached prospectus to "USB," "we," "us" and "our" refer to U.S. Bancorp. If we have used but not defined certain terms in this prospectus supplement or the attached prospectus, such terms shall have the meanings contained in the indentures described below.

        References in this prospectus supplement and the attached prospectus to "$" and "U.S. dollars" are to the currency of the United States. References to "€" and "euro" in this prospectus supplement and the attached prospectus are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. References in this prospectus supplement and the attached prospectus to "Canadian dollars" are to the currency of Canada. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the attached prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the attached prospectus. This prospectus supplement supersedes the attached prospectus to the extent that it contains information which differs from the information in the attached prospectus.

        Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes that we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the attached prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the attached prospectus.

        In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the attached prospectus and the applicable pricing supplement. You should also read and consider the information contained in the documents identified under the heading "Where You Can Find More Information" on page 1 of the attached prospectus.

RISK FACTORS

        Your investment in the notes will involve certain risks. This prospectus supplement and the attached prospectus do not describe all of those risks. In addition to the risk factors and other information concerning our business included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in the attached prospectus, you should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks and the section entitled "Foreign Currency Risks" in this prospectus supplement before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock.

        The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to federal law restrictions as well as to the laws of such subsidiary's state of incorporation. Our bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.

Subordinated notes have limited acceleration rights.

        Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, holders of subordinated notes do not have the right to declare notes in default and may accelerate payment of indebtedness only upon our, or our principal subsidiary bank's, bankruptcy, insolvency or reorganization. In addition, the holders of senior notes may declare those notes in default and accelerate the due date of those notes if an event of default shall occur and be continuing, which may adversely impact our ability to pay obligations on subordinated notes.

You may not be able to sell your notes if an active trading market for the notes does not develop.

        There is currently no secondary market for the notes. The agents currently intend to make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive.

We may choose to redeem the notes when prevailing interest rates are relatively low.

        If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

The trading value of the notes may be less than the principal amount of the notes.

        The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include, but are not limited to:

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  our financial performance;

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  the level of liquidity of the notes;

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  the time remaining to maturity of the notes;

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  the aggregate amount outstanding of the relevant notes;

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  any redemption features of the notes;

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  the market for similar securities; and

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  the level, direction, and volatility of market interest rates generally.

        The only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be an illiquid market for the notes or no market at all.

Changes in our credit ratings may affect the value of the notes.

        Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Hedging activities may affect your return at maturity and the market value of the notes.

        Hedging activities may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneously with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

There are potential conflicts of interest between investors in the notes and the calculation agent.

        U.S. Bank Trust National Association, our affiliate, will serve as the calculation agent for the notes. The calculation agent will, among other things, decide the amount, if any, of the return paid to investors on the notes. The calculation agent will exercise discretion and judgment in performing its duties. Absent manifest error, all determinations by the calculation agent will be final and binding on investors, without any liability on our part. So long as we or any of our affiliates is the calculation agent, investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of such determinations.

The amount of interest we may pay on the notes may be limited by state law.

        New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Reform of LIBOR and EURIBOR and proposed regulation of these and other "benchmarks" may adversely affect the value of and return on any notes based on or linked to a "benchmark."

        The London Interbank Offered Rate ("LIBOR"), the Euro Interbank Offered Rate ("EURIBOR"), and other indices which are deemed "benchmarks" are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any notes based on or linked to a "benchmark."

        Key international proposals for reform of "benchmarks" include IOSCO's Principles for Financial Market Benchmarks (July 2013) (the "IOSCO Benchmark Principles") and the European Commission's Proposal for a Regulation of the European Parliament and of the Council on indices used as "benchmarks" in financial instruments and financial contracts or to measure the performance of investment funds (September 2013) (the "Benchmark Regulation").

        The IOSCO Benchmark Principles aim to create an overarching framework of principles for benchmarks to be used in financial markets, specifically covering governance and accountability, as well as the quality and transparency of benchmark design and methodologies.

        The Benchmark Regulation, as currently adopted, will apply to "contributors," "administrators" and "use of" "benchmarks" in the European Union, and will, among other things, (i) require certain benchmark administrators to be authorized (or, if non-European Union-based, to be subject to an equivalent regulatory regime) and to comply with extensive requirements in relation to the administration of "benchmarks" and (ii) ban the use by "supervised entities" (which include European Union credit institutions, investment firms, insurance undertakings and other European Union regulated entities) of "benchmarks" of unauthorized administrators or which are not otherwise recognized in accordance with the Benchmark Regulation. The scope of the Benchmark Regulation is wide and, in addition to so-called "critical benchmark" indices (which are expected to include indices such as LIBOR and EURIBOR), could also potentially apply to interest rate indices, as well as equity, commodity and foreign exchange rate indices, and other indices (including "proprietary" indices) referenced in listed financial instruments or financial contracts or used to measure performance of investment funds.

        In addition to the international proposals for reform of "benchmarks" described above, there are numerous other proposals, initiatives and investigations which may impact "benchmarks." For example, in the United Kingdom, the national government has extended the legislation originally put in place to cover LIBOR to regulate a number of additional major United Kingdom-based financial benchmarks in the fixed income, commodity and currency markets, which could be further expanded in the future.

        The United Kingdom's Financial Conduct Authority has also released "Financial Benchmarks: Thematic review of oversight and controls," which reviewed the activities of firms in relation to a much broader spectrum of "benchmarks" that ultimately could impact inputs, governance and availability of certain "benchmarks."

        Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of "benchmarks" could increase the costs and risks of administering or otherwise participating in the setting of a "benchmark" and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain "benchmarks," trigger changes in the rules or methodologies used in certain "benchmarks," or lead to the disappearance of certain "benchmarks." The disappearance of a "benchmark" or changes in the manner of administration of a "benchmark" could result in adjustment to the terms and conditions, early redemption, discretionary valuation by the calculation agent, delisting or other consequence in relation to securities linked to such "benchmark." Any such consequence could have a material adverse effect on the value of and return on any such notes.

        Any of the above changes or any other consequential changes to LIBOR, EURIBOR, or any other "benchmark" as a result of United Kingdom, European Union, or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to a "benchmark."

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. A reversal or slowing of the current economic recovery or another severe contraction could adversely affect our revenues and the values of our assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a downturn in the residential real estate markets, could cause credit losses and deterioration in asset values. In addition, changes to statutes, regulations, or regulatory policies or practices could affect us in substantial and unpredictable ways. Our results could also be adversely affected by deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in customer behavior and preferences; breaches in data security; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management's ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk.

        For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2016, on file with the SEC, including the sections entitled "Risk Factors" and "Corporate Risk Profile" contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. However, factors other than these also could adversely affect our results, and you should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update them in light of new information or future events.

U.S. BANCORP

        We are a multi-state financial services holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. We provide a full range of financial services through our subsidiaries, including lending and depository services, cash management, capital markets, and trust and investment management services. Our subsidiaries also engage in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage and leasing services. We are the parent company of U.S. Bank National Association.

        Our common stock is traded on the New York Stock Exchange under the ticker symbol "USB." Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.

        We refer you to the documents incorporated by reference in the attached prospectus, as described in the section "Where You Can Find More Information," for more information about us and our businesses.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of the notes offered by this prospectus supplement for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        The consolidated ratios of earnings to fixed charges for us and our subsidiaries for each of the periods indicated are as follows:

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	8.15	8.75	8.22	7.41	6.09
Including interest on deposits	5.60	6.28	6.07	5.40	4.52

        For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest.

DESCRIPTION OF NOTES

        The following is a description of certain terms of the notes offered hereby which does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the indentures referred to below. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. The terms and conditions stated in this section will apply to each note unless the applicable pricing supplement indicates otherwise. References to interest payments and interest-related information do not apply to the zero coupon notes.

        At our option, we may issue the notes as medium-term notes, Series X, which will represent the senior notes, or as medium-term notes, Series Y, which will represent the subordinated notes. We will issue the senior notes under a senior indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the "senior indenture"), between us and Citibank, N.A., as senior trustee. We will issue the subordinated notes under a subordinated indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 1, 1993, and a second supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the "subordinated indenture"), between us and Citibank, N.A., as subordinated trustee. The indentures are qualified under the Trust Indenture Act of 1939, as amended. In this prospectus supplement, the senior indenture and the subordinated indenture are referred to collectively as the "indentures," and the senior trustee and subordinated trustee are referred to collectively as the "trustees." The indentures are exhibits to the registration statement of which this prospectus supplement and the attached prospectus are a part.

        The Series X notes issued under the senior indenture will constitute a single series of senior securities under the senior indenture. The Series Y notes issued under the subordinated indenture will constitute a single series of subordinated securities under the subordinated indenture. The notes will mature on a date that is nine (9) months or more from the date of issue, as stated in the applicable pricing supplement. The Series X notes will represent unsecured, unsubordinated debt of USB and will rank equally with all other unsecured and unsubordinated debt of USB. The Series Y notes will represent unsecured, subordinated debt of USB and will rank junior to, and be subordinated to, all senior indebtedness of USB.

        Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary's creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

        The indentures do not limit the aggregate principal amount of debt securities that we may issue under them, or the amount of other debt that we may issue.

        We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (or the same terms and conditions except for the offering price, issue date and amount of the first interest payment).

        Unless otherwise specified in the applicable pricing supplement:

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  the notes will mature on a business day that is nine months or more from the date of issue, but a note payable at the commercial paper rate will mature after at least nine months and one day from its date of issue;

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  we will pay interest on fixed rate notes semi-annually;

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  the Series Y notes will mature after at least five years from their date of issue;

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  if the maturity date of any note or the interest payment date of any note (other than a floating rate note) specified in the applicable pricing supplement for such note is a day that is not a business day, interest, principal and premium, if any, will be paid on the next day that is a business day with the same force and effect as if made on the maturity date or the interest payment date, as the case may be, and no interest on that payment will accrue for the period from and after that maturity date or the interest payment date, as the case may be;

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  we will issue the notes at 100% of their principal amount;

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  holders will not be able to elect to have their notes repaid before the maturity date;

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  we will issue the notes, other than the foreign currency notes, in U.S. dollars;

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  we will issue the notes, other than the foreign currency notes, in fully registered form and in authorized denominations of $1,000 or any integral multiple of $1,000;

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  the principal, premium, and interest, if any, payable at maturity or at redemption on each note will be paid in immediately available funds when the note is presented at the corporate trust office of the paying agent; and

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  we will issue the notes as global securities registered in the name of a nominee of The Depository Trust Company, or DTC, as depositary, or another depositary specified in the applicable pricing supplement. We will refer to these notes, as well as global securities registered in the name of nominees of other depositaries, as global notes in this prospectus supplement. We may also issue the notes in definitive registered form, without coupons, otherwise known as a certificated note, as described in the applicable pricing supplement.

        The notes can be presented for payment of principal and interest, the transfer of the notes can be registered and the notes can be exchanged at the offices that we maintain for these purposes as described under the heading "—Interest and Principal Payments" below. However, global notes can be exchanged only in the manner and to the extent described under the heading "—Form of Notes; Book-Entry Notes" below.

        Unless otherwise specified in the applicable pricing supplement, the term "business day" means the following:

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  for LIBOR notes issued in U.S. dollars, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a London business day, and with respect to an interest determination date, is a London business day;

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  for notes denominated in a specified currency other than euro, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant specified currency (if other than New York City);

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  for notes denominated in euro, any day that is not a Saturday or Sunday and that is not a day that banking institutions in London are generally authorized or obligated by law or executive order to close, and is also a day on which TARGET 2 is open for the settlement of payment in euro, which will be referred to as a TARGET business day; and

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  in all other instances, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close.

        "London business day" means any day on which dealings in U.S. dollars are transacted in the London market. "TARGET 2" is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

        Unless otherwise specified in the applicable pricing supplement, the principal financial center of any country for the purpose of the foregoing definition means (1) the capital city of the country issuing the specified currency, or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the "principal financial center" shall be The City of New York and (solely in the case of the specified currency) Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

        The applicable pricing supplement relating to each note will describe the following:

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  whether the note is a senior note or a subordinated note;

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  whether the note is being issued at a price other than 100% of its principal amount;

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  the principal amount of the note;

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  the date on which the note will be issued;

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  the date on which the note will mature;

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  whether the note is a fixed rate note, a floating rate note, a combination of both fixed and floating rate notes, or a zero coupon note;

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  any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

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  the rate at which the note will bear interest and the interest payment date(s) and regular record date(s), if different from those described below;

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  whether the note is an original issue discount note, and if so, any additional provisions relating to this feature of the note;

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  whether the note may be redeemed at our option, and any provisions relating to redemption of the note;

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  whether the note will be represented by a certificated note and any provisions relating to this feature of the note;

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  the authorized denominations of the notes; and

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  any other terms of the note consistent with the provisions of the applicable indenture.

        Unless the applicable pricing supplement specifies otherwise, neither indenture contains provisions specifically designed to protect holders in the event of a highly leveraged transaction involving us, and payment of the Series Y notes may be accelerated only in the event of our, or our principal subsidiary bank's, bankruptcy, insolvency or reorganization. Unless the applicable pricing supplement indicates otherwise, the subordinated indenture does not provide for any right of acceleration of the payment of principal of the Series Y notes if there is a default in the payment of principal or interest or in the performance of any covenant or agreement in the Series Y notes or in the subordinated indenture.

Interest and Principal Payments

        Unless the applicable pricing supplement specifies otherwise, we will make payments of principal, interest owed, and premium, if any, with respect to any note, in U.S. dollars. If the specified currency for a note is other than U.S. dollars, we will (unless otherwise specified in the applicable pricing supplement) arrange to convert all payments in respect of that note into U.S. dollars in the manner described in the following paragraph. The holder of a note having a specified currency other than U.S. dollars may (if the applicable pricing supplement and that note so indicate) elect to receive all payments in respect of that note in the specified currency by delivery of a written notice to the paying agent for that note not later than fifteen calendar days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the paying agent received not later than fifteen calendar days prior to the applicable payment date.

        In the case of a note having a specified currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of that note will be based on the bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency for settlement on the payment date of the aggregate amount of the specified currency payable to all holders of notes denominated other than in U.S. dollars and who are scheduled to receive U.S. dollar payments. If this bid quotation is not available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the exchange rate agent for this purchase. If the bids are not available, payment of the aggregate amount due to all holders of notes on the payment date will be made in the specified currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. All currency exchange costs will be borne by the holder of the note by deductions from these payments.

        Except as provided under the heading "—Form of Notes; Book-Entry Notes" below, we will pay interest to the person in whose name a note, or any predecessor note, is registered at the close of business on the regular record date next preceding each interest payment date. Interest payable at maturity or upon redemption will be payable to the person to whom the principal will be payable.

        Unless otherwise specified in the applicable pricing supplement, the agent for payment, transfer and exchange of the notes, who will be referred to in this prospectus supplement as the paying agent, is U.S. Bank Trust National Association, one of our affiliates, acting through its corporate trust office in New York City, New York. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, or such other depositary specified in the applicable pricing supplement, as the registered owner of the global notes representing the book-entry notes. But we may at our option, pay interest on any certificated note, other than interest at maturity or upon redemption, by mailing a check to the address of the person or entity entitled to the payment shown on our security register at the close of business on the regular record date related to the interest payment date.

        Unless the applicable pricing supplement specifies otherwise, holders of U.S. $10,000,000 or more in aggregate principal amount of certificated notes will receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if they have given appropriate wire transfer instructions to the paying agent in writing not later than the regular record date.

        Except as provided under the heading "—Form of Notes; Book-Entry Notes" below, if the original issue date of a note is between a regular record date and an interest payment date, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date.

        We can change interest rates and base rates, from time to time but this change will not affect any note issued or note that we agreed to issue. Unless the applicable pricing supplement specifies otherwise, the interest payment dates and the regular record dates for fixed rate notes will be as described below under the heading "—Fixed Rate Notes" and the interest payment dates and the regular record dates for floating rate notes will be as described below under the heading "—Floating Rate Notes."

Interest Rates

General

        The interest rate on the notes will be either:

  •
  in the case of fixed rate notes, a fixed rate;

  •
  in the case of floating rate notes, a floating rate determined by one or more base rates, which may be adjusted by a spread or a spread multiplier, or both; or

  •
  any combination of the above.

        A floating rate note may also have either or both of the following:

  •
  a maximum interest rate limitation, or ceiling, on the rate at which interest will accrue during any interest period; and

  •
  a minimum interest rate limitation, or floor, on the rate at which interest will accrue during any interest period.

        Each note that bears interest will bear interest from and including its date of issue or from and including the most recent interest payment date on which interest has been paid or duly provided for:

  •
  at the fixed rate per annum applicable to the related interest period;

  •
  at the rate per annum determined by reference to the base rate applicable to the related interest period or interest periods, in each case as specified in the note and in the applicable pricing supplement, until the principal is paid or made available for payment; or

  •
  as specified in the applicable pricing supplement.

        Interest will be payable on each interest payment date and at maturity or upon redemption.

        The interest rate on a note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested.

        The applicable pricing supplement will specify the following with respect to each note that bears interest:

  •
  the issue price and interest payment dates;

  •
  for any fixed rate note, the interest rate;

  •
  for any floating rate note:

  •
  the method, which may vary from interest period to interest period, of calculating the interest rate applicable to each interest period including, if applicable, the fixed rate per annum applicable to one or more interest periods;

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  the index maturity, which means the period to maturity of any instrument on which the base rate for any interest period is predicated;

  •
  any spread or spread multiplier;

  •
  the interest determination dates;

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  the interest reset dates;

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  any minimum or maximum interest rate limitations;

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  whether the note is an original issue discount note;

  •
  any other terms related to interest on the notes; and

  •
  for any note that has both a fixed interest rate and a floating interest rate, any combination of the above.

Fixed Rate Notes

How Interest on Fixed Rate Notes Accrues

        Each fixed rate note will bear interest from the date of issue at the annual rate stated on its face and in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, interest payments for fixed rate notes will be the amount of interest accrued to, but excluding, the relevant interest payment date.

When Interest on Fixed Rate Notes Is Paid

        Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be February 1 and August 1 of each year and at maturity or, if applicable, upon redemption. The regular record dates for fixed rate notes will be the day, whether or not a business day, fifteen calendar days preceding each interest payment date.

How Interest on Fixed Rate Notes Is Calculated

        Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

If a Payment Date Is Not a Business Day

        If any interest payment date on a fixed rate note is not a business day, the interest payment will be made on the next day that is a business day, and no interest will accrue for the period from and after the scheduled interest payment date.

Floating Rate Notes

General

        Each floating rate note will bear interest at a floating rate determined by reference to an interest rate basis or formula, which we refer to as the base rate.

        The applicable pricing supplement may designate one or more of the following base rates as applicable to each floating rate note:

  •
  CDOR;

  •
  the CD rate;

  •
  the commercial paper rate;

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  the CMT rate;

  •
  EURIBOR;

  •
  the federal funds rate;

  •
  LIBOR;

  •
  the prime rate;

  •
  the treasury rate; or

  •
  one or more other base rates specified in the applicable pricing supplement.

        The interest rate on each floating rate note for each interest period will be determined by reference to the applicable base rate specified in the applicable pricing supplement for that interest period, plus or minus the applicable spread, if any, and/or multiplied by the applicable spread multiplier, if any.

        The spread is the number of basis points, each one-hundredth of a percentage point, specified in the applicable pricing supplement to be added or subtracted from the base rate for that floating rate note. For example, if a note bears interest at LIBOR plus one basis point, or .01%, and the calculation agent determines that LIBOR is 5.00% per annum, the note will bear interest at 5.01% per annum until the next interest reset date. The spread multiplier is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. For example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per annum, the note will bear interest at 4.50% per annum until the next interest reset date.

When Interest on Floating Rate Notes Is Paid

        Unless the applicable pricing supplement specifies otherwise and except as provided below, we will pay interest on floating rate notes on the following interest payment dates:

  •
  in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month of each year;

  •
  in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year;

  •
  in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement.

        Unless the applicable pricing supplement specifies otherwise, we will also pay interest, in the case of all floating rate notes, at maturity or upon redemption.

        Unless the applicable pricing supplement specifies otherwise, the regular record dates for the floating rate notes will be the day, whether or not a business day, fifteen calendar days preceding each interest payment date.

If a Payment Date Is Not a Business Day

        If any interest payment date for a floating rate note is a day that is not a business day, the interest payment date for the floating rate note will be postponed to the next day that is a business day, provided that, for LIBOR and EURIBOR notes, if that business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

How Floating Interest Rates Are Reset

        The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement. The date on which the floating rate note is reset is called the interest reset date.

        Unless the applicable pricing supplement specifies otherwise, the interest reset date will be as follows:

  •
  in the case of floating rate notes which are reset daily, each business day;

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  in the case of floating rate notes, other than treasury rate notes, which are reset weekly, the Wednesday of each week;

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  in the case of floating rate notes that are treasury rate notes which are reset weekly, the Tuesday of each week, except if the auction date falls on a Tuesday, then the next business day, as provided below;

  •
  in the case of floating rate notes which are reset monthly, the third Wednesday of each month;

  •
  in the case of floating rate notes which are reset quarterly, the third Wednesday of March, June, September and December of each year;

  •
  in the case of floating rate notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

  •
  in the case of floating rate notes which are reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement.

        The applicable pricing supplement will indicate the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate note, which we will refer to as the initial interest rate. If any interest reset date for a floating rate note is a day that is not a business day, the interest reset date will be postponed to the next day that is a business day, provided that, for LIBOR and EURIBOR notes, if the next business day is in the succeeding calendar month, the interest reset date will be the immediately preceding business day.

Date Interest Rate Is Determined

        Unless the applicable pricing supplement specifies otherwise, the interest rate determined for any interest determination date will become effective on the next succeeding interest reset date. The interest determination date is the date that the calculation agent will refer to when determining the new interest rate at which a floating rate will reset.

        Unless otherwise specified in the applicable pricing supplement, the interest determination date for any interest reset date will be:

  •
  for CDOR notes, the interest reset date;

  •
  for commercial paper rate notes, CD rate notes and CMT rate notes, the second business day before such interest reset date;

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  for EURIBOR notes, the second TARGET business day before such interest reset date;

  •
  for federal funds rate notes and prime rate notes, the business day immediately preceding such interest reset date;

  •
  for LIBOR notes, the second London business day before such interest reset date; and

  •
  for treasury rate notes, the business day (other than the interest reset date) on which treasury bills would normally be auctioned in the week in which such interest reset date falls.

        Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date for the interest reset date for treasury rate notes occurring in the next week. If an auction falls on a day that is an interest reset date for a treasury rate note, the interest reset date will be the following business day.

        Unless otherwise specified in the applicable pricing supplement, the interest determination date for a floating rate note, which interest rate is determined by two or more base rates, will be the latest business day that is at least two business days prior to the interest reset date for the floating rate note on which each such base rate can be determined.

How Interest on Floating Rate Notes Is Calculated

        Interest on floating rate notes will accrue from and including the most recent interest payment date on which interest is paid or duly provided for, or, if no interest is paid or duly provided for, the date will be from and including the issue date or any other date specified in the pricing supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next interest payment date, or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest for a floating rate note will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. The accrued interest factor will be the sum of the interest factors calculated for each day in the period for which the interest is being paid.

        Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the annual interest rate, expressed as a decimal, applicable to that day:

  •
  by 360, for commercial paper rate notes, federal funds rate notes, EURIBOR notes, LIBOR notes, prime rate notes, and CD rate notes; or

  •
  by the actual number of days in the year, in the case of treasury rate notes, CDOR notes and CMT rate notes.

        Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation for the floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 will be rounded to 9.87655% or .0987655, and 9.876544% or .09876544 will be rounded to 9.87654% or .0987654. All calculations of the accrued interest factor for any day on floating rate notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward. For example, .098765455 will be rounded to .09876546 and .098765454 will be rounded to .09876545. All dollar amounts used in or resulting from any of these calculations will be rounded to the nearest cent, with one-half cent being rounded upwards.

        The interest rate in effect on each day will be:

  •
  if the day is an interest reset date, the interest rate for the interest determination date related to the interest reset date; or

  •
  if the day is not an interest reset date, the interest rate for the interest determination date related to the next preceding interest reset date, subject in either case to any maximum or minimum interest rate referred to in the applicable pricing supplement.

        Unless the applicable pricing supplement specifies otherwise, U.S. Bank Trust National Association, one of our affiliates, will be the calculation agent for any issue of floating rate notes. On or before each calculation date, the calculation agent will determine the interest rate as described below and notify the paying agent. The paying agent will determine the accrued interest factor applicable to the floating rate note. The paying agent will, at the request of the holder of a floating rate note, provide the interest rate then in effect and the interest rate that will become effective as a result of a determination made on the most recent interest determination date for the floating rate note. The determinations of interest rates made by the calculation agent are conclusive and binding, and neither the trustee nor the paying agent has the duty to verify them.

        Unless the applicable pricing supplement specifies otherwise, the calculation date, if applicable, related to any interest determination date on a floating rate note will be the earlier of:

  •
  the tenth calendar day after the interest determination date, or, if that day is not a business day, the following business day; and

  •
  the business day before the applicable interest payment date, maturity date or redemption date, as the case may be.

Base Rates

        Commercial Paper Rate.    Commercial paper rate notes will bear interest at the interest rates, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, specified in the commercial paper rate notes and in the applicable pricing supplement. Commercial paper rate notes will also be subject to the minimum and the maximum interest rate, if any.

        Unless the applicable pricing supplement specifies otherwise, "commercial paper rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a "commercial paper rate interest determination date"), the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement as published in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System, which we will refer to as H.15(519), under the heading "Commercial Paper—Nonfinancial."

        Unless otherwise specified in the applicable pricing supplement, the following procedures will be followed if the commercial paper rate cannot be determined as described above:

  •
  If the rate is not published by 3:00 p.m., New York City time, on the calculation date relating to the commercial paper rate interest determination date, then the commercial paper rate will be the money market yield of the rate on the commercial paper rate interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement as set forth in the daily update of H.15(519), available through the worldwide website of the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, which we will refer to as the H.15 Daily Update, under the heading "Commercial Paper—Nonfinancial."

  •
  If by 3:00 p.m., New York City time, on the calculation date, the rate is not published in either H.15(519) or the H.15 Daily Update, then the calculation agent shall determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the commercial paper rate interest determination date of three leading dealers of commercial paper in New York City, selected by the calculation agent, after consultation with us, for commercial paper having the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is "AA" or the equivalent, from a nationally recognized statistical rating agency.

  •
  If the dealers selected by the calculation agent are not quoting as described in the previous bullet point, the commercial paper rate in effect immediately before the commercial paper interest determination date will not change and will remain the commercial paper rate in effect on the commercial paper interest determination date.

        Money market yield is a yield calculated under the following formula:

Money Market Yield =	D × 360 ---------------------- 360 – (D × M)	× 100

where "D" refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which the interest is being calculated.

        Federal Funds Rate.    Federal funds rate notes will bear interest at the interest rates, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, specified in the federal funds rate notes and in the applicable pricing supplement. Federal funds rate notes will be subject to the minimum and the maximum interest rate, if any. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "federal funds rate" means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a "federal funds rate interest determination date"), in accordance with the following provisions:

  •
  If "federal funds (effective) rate" is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for United States dollar federal funds as published in H.15(519) opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal funds (effective)." If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

  •
  If "federal funds open rate" is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading "Federal Funds" for the relevant index maturity and opposite the caption "Open" as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) ("Reuters Page 5"), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. ("Bloomberg"), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

  •
  If "federal funds target rate" is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) ("Reuters Page USFFTARGET="). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

        LIBOR.    LIBOR notes will bear interest at the interest rates, calculated with reference to the London interbank offered rate, commonly referred to as LIBOR, and the spread and/or spread multiplier, if any, specified on the face of the LIBOR notes and in the applicable pricing supplement. LIBOR notes will be subject to the minimum and the maximum interest rate, if any.

        Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine LIBOR for each interest determination date relating to a LIBOR note as follows:

  •
  With respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a "LIBOR interest determination date"),

    LIBOR will be the rate for deposits in the designated LIBOR currency having the index maturity specified in such pricing supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency) ("Reuters Page LIBOR01") as of 11:00 a.m., London time, on such LIBOR interest determination date. If no such rate so appears, LIBOR on such LIBOR interest determination date will be determined in accordance with provision described in the next bullet point.

  •
  With respect to LIBOR interest determination date on which no rate is displayed on Reuters Page LIBOR01 as specified in the preceding bullet point, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, as selected by the calculation agent to provide the calculation agent with its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time.

  •
  If at least two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of such quotations.

  •
  If fewer than two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on such LIBOR interest determination date by three major banks (which may include affiliates of the agents) in such principal financial center selected by the calculation agent for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR interest determination date shall be LIBOR in effect on such LIBOR interest determination date.

        As referenced above, "designated LIBOR currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, U.S. dollars. "Principal financial center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR currency, if applicable, relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the "principal financial center" shall be New York City, Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

        EURIBOR.    EURIBOR notes will bear interest at the interest rates, calculated with reference to EURIBOR and the spread and/or spread multiplier, if any, specified in the EURIBOR notes and in the applicable pricing supplement. EURIBOR notes will be subject to the minimum and maximum interest rate, if any.

        Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a "EURIBOR interest determination date"), a base rate equal to the interest rate for deposits in euro designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

  •
  EURIBOR will be the offered rate for deposits in euro having the index maturity specified in the applicable pricing supplement, beginning on the second euro business day after such EURIBOR interest determination date, as that rate appears on Reuters Page EURIBOR01 as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

  •
  If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

        CDOR Notes.    CDOR notes will bear interest at the interest rates, calculated with reference to the Canadian dollar three-month Banker's Acceptance Rate, commonly referred to as CDOR, and the spread and/or spread multiplier, if any, specified on the face of CDOR notes and in the applicable pricing supplement. CDOR notes will be subject to the minimum and the maximum interest rate, if any.

        The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers' acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers' acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

        Unless otherwise specified in the applicable pricing supplement, the following procedures will be followed if CDOR cannot be determined as described above.

  •
  If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers' acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

  •
  If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

        Prime Rate.    Prime rate notes will bear interest at the interest rates, calculated with reference to the prime rate and the spread and/or spread multiplier, if any, specified in the prime rate notes and in the applicable pricing supplement. Prime rate notes will be subject to the minimum and the maximum interest rate, if any.

  •
  Unless otherwise specified in the applicable pricing supplement, "prime rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a "prime rate interest determination date"), the rate on such date as such rate is published in H.15(519) under the caption "Bank prime loan" or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on such prime rate interest determination date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank prime loan."

  •
  If such rate is not yet published in H.15(519), H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Page USPRIME1") as such bank's prime rate or base lending rate as of 11:00 a.m., New York City time, on such prime rate interest determination date.

  •
  If fewer than four such rates so appear on the Reuters Page USPRIME1 for such prime rate interest determination date by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such prime rate interest determination date by three major banks (which may include affiliates of the dealers) in New York City selected by the calculation agent; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, the prime rate determined as of such prime rate interest determination date will be the prime rate in effect on such prime rate interest determination date.

        "Reuters Page USPRIME1" means the display on the Reuters 3000 Xtra Service (or any successor service) on the "USPRIME1 Page" (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        CD Rate.    CD rate notes will bear interest at the interest rates, calculated with reference to the CD rate and the spread and/or spread multiplier, if any, specified in the CD rate notes and in the applicable pricing supplement. CD rate notes will be subject to the minimum and the maximum interest rate, if any. Unless the applicable pricing supplement specifies otherwise, "CD rate" means, with respect to any interest determination date relating to any floating rate note for which the CD rate is an applicable base rate (a "CD rate interest determination date"), the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), under the heading "CDs (Secondary Market)." If the CD rate cannot be determined in this manner, the following procedures will apply:

  •
  If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption "CDs (Secondary Market)."

  •
  If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money market banks for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

  •
  If the dealer(s) selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

        Treasury Rate.    Treasury rate notes will bear interest at the interest rates, calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, specified in the treasury rate notes and in the applicable pricing supplement. Treasury rate notes will be subject to the minimum and the maximum interest rate, if any.

        Unless otherwise specified in the applicable pricing supplement, "treasury rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a "treasury rate interest determination date"):

  •
  The rate from the auction held on such treasury rate interest determination date (the "auction") of direct obligations of the United States ("treasury bills") having the index maturity specified in such pricing supplement under the caption "INVEST RATE" on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service).

  •
  If by 3:00 p.m., New York City time, on the related calculation date, the rate described above is not published, the bond equivalent yield of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High."

  •
  If by 3:00 p.m., New York City time, on the related calculation date, the rate described above is not published in the related H.15 Daily Update or another recognized source, the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

  •
  In the event that such auction rate is not so announced by the United States Department of the Treasury on the related calculation date, or if no such auction is held, then the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the rate on such treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. government securities/treasury bills/secondary market" or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such treasury rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. government securities/treasury bills (secondary market)."

  •
  If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the treasury rate on such treasury rate interest determination date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such treasury rate interest determination date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the treasury rate determined as of such treasury rate interest determination date will be the treasury rate in effect on such treasury rate interest determination date.

        The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D × N ---------------------- 360 – (D × M)	× 100

where "D" refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

        Constant Maturity Treasury (CMT) Rate.    CMT rate notes will bear interest at the interest rates calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the CMT rate notes and in the applicable pricing supplement. CMT rate notes will be subject to the minimum and the maximum interest rate, if any.

        Unless otherwise specified in the applicable pricing supplement, "CMT rate" means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a "CMT rate interest determination date"):

  (i)
  If "Reuters Page FRBCMT" is the specified CMT Reuters Page in the applicable pricing supplement,

  •
  The CMT rate on the CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as set forth in H.15(519) under the caption "Treasury constant maturities," as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) ("Reuters Page FRBCMT") for such CMT rate interest determination date.

  •
  If such rate does not appear on Reuters Page FRBCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement and for such CMT rate interest determination date as set forth in H.15(519) under the caption "Treasury constant maturities."

    •
    If such rate does not appear in H.15(519), the CMT rate on such CMT rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

    •
    If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement for such CMT rate interest determination date, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a "reference dealer") selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

    •
    If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used.

    •
    If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate interest determination date shall be the CMT rate in effect on such CMT rate interest determination date.

  (ii)
  If "Reuters Page FEDCMT" is the specified CMT Reuters Page in the applicable pricing supplement,

  •
  The CMT rate on the CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as set forth in H.15(519) opposite the caption "Treasury Constant Maturities," as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) ("Reuters Page FEDCMT") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

    •
    If such rate does not appear on Reuters Page FEDCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT rate interest determination date as set forth in H.15(519) opposite the caption "Treasury Constant Maturities."

    •
    If such rate does not appear in H.15(519), the CMT rate on such CMT rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

    •
    If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at "constant maturity" having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

    •
    If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

    •
    If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

    •
    If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate determination date shall be the CMT rate in effect on such CMT rate interest determination date.

Original Issue Discount Notes

        We may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the amount payable at acceleration of maturity to the holder of an original issue discount note will be the sum of:

  •
  the amortized face amount of the note, and

  •
  in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

        Unless otherwise specified in the applicable pricing supplement, the amount payable upon redemption to the holder of an original issue discount note will be the sum of:

  •
  the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement, and

  •
  in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

        For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of an original issue discount note is equal to the sum of:

  •
  the issue price of the original issue discount note; and

  •
  the portion of the difference between the issue price and the principal amount of the original issue discount note that has been amortized at the stated yield of the original issue discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended, or "Code," and applicable Treasury regulations, at the date as of which the amortized face amount is calculated.

        In no event can the amortized face amount exceed the principal amount of the note due at its stated maturity date. As used in this paragraph, issue price means the principal amount of the original issue discount note due at the stated maturity of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement. The term stated yield of the original issue discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note's original issue date to its stated maturity date based on its issue price and its stated redemption price at maturity.

        Persons considering the purchase of original issue discount notes should read the discussion set forth below under the heading "Certain United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount."

Redemption

        The applicable pricing supplement will indicate whether the notes can be redeemed prior to maturity. If the notes are redeemable, the applicable pricing supplement will indicate the terms of our option to redeem the notes prior to maturity. Unless the pricing supplement provides otherwise, in the case of notes other than zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the principal amount of the note, together with accrued interest, if any, to the date of redemption. Unless the pricing supplement provides otherwise, in the case of zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the amortized face amount of the note, together with accrued interest, if any, to the date of redemption. Unless the applicable pricing supplement specifies otherwise, we may redeem any of the notes which are redeemable and remain outstanding either in whole or in part, at any time, with 10 to 60 days' notice mailed by us to the registered holder of the note. Unless the applicable pricing supplement specifies otherwise, we will not be obligated to redeem or purchase notes subject to a sinking fund or analogous provision or at the option of any holder. If less than all of the notes with similar terms are to be redeemed, the paying agent and registrar will select the notes to be redeemed by a method that the paying agent and registrar deem fair and appropriate. If we redeem less than all of the principal of a note prior to maturity, we will issue a new note with similar terms and of an authorized denomination representing the unredeemed portion of the note to the registered holder.

Foreign Currency Notes

        If we issue notes denominated in a currency other than U.S. dollars, we will not sell those notes in, or to residents of, the country that issues the currency in which those notes are denominated unless permitted by that country's laws. This prospectus supplement is directed to prospective purchasers who are U.S. residents. Prospective purchasers who are residents of countries other than the United States should consult their own financial and legal advisors with regard to the purchase of the notes, and should review the section entitled "Foreign Currency Risks."

        If we issue notes in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars in respect of the notes, if so required. The exchange rate agent may be one of our affiliates. We will identify in the applicable supplement the exchange rate agent that we have appointed for a particular tranche of notes as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the notes without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

        For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial investors using those conversion arrangements.

        We generally will pay principal, premium, if any, interest, and other amounts payable, if any, on notes denominated in a currency other than U.S. dollars in the applicable foreign currency; provided, however, that we will pay principal of, and premium, if any and interest on, foreign currency notes in U.S. dollars (1) if the notes are held through DTC, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency; (2) if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and (3) if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

        Holders of beneficial interests in notes through a participant in DTC will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant notes, which will be named in the applicable supplement, will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

        For holders not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency, less any costs incurred by the exchange rate agent for that conversion. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

        If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in London or New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Any payment on a note so made in U.S. dollars will not constitute an event of default under the applicable notes.

        The holder of a beneficial interest in global notes held through a DTC participant may elect to receive payments on those notes in a foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder's election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of that election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee of the election and wire transfer instructions (1) on or prior to 5:00 p.m. New York City time on the fifth business day after the record date for any payment of interest and (2) on or prior to 5:00 p.m. New York City time on the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee to DTC.

        Unless otherwise specified in the applicable pricing supplement, holders of certificated notes may elect to receive payment on these notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in The City of New York on or prior to the fifteenth business day prior to the record date for the applicable notes. Such election must be made in writing (mailed, hand delivered or sent by facsimile transmission) and a separate election is required for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the fifteenth business days prior to the record date for the applicable notes. If the notes are held in the name of a broker or nominee, holders should contact their broker or nominee to determine whether and how they may elect to receive payments in U.S. dollars.

Other Provisions; Addenda

        Any provisions relating to the calculation of the interest rate applicable to a note or any other related matter may be modified as specified in the applicable pricing supplement.

Subordination of Series Y Notes

        The payment of the principal and interest on the Series Y notes, which are subordinated notes, will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, including the Series X notes. In some cases of insolvency and in the event that the Board of Governors of the Federal Reserve System promulgates any rule that defines general creditors the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in capital, payment of principal of and interest on the Series Y Notes will also be subordinated in right of payment to the prior payment in full of all general obligations. A holder of the Series Y notes cannot demand or receive payment on the Series Y notes unless all amounts of principal of, any premium, and interest due on all of our senior indebtedness have been paid in full or duly provided for and, at the time of this payment or immediately after this payment:

  •
  no event of default exists permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness; or

  •
  no event exists which, with notice or lapse of time or both, would become an event of default.

        If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, and any premium and interest under the terms of the senior indebtedness before any payment is made on the Series Y notes. If:

  •
  after giving effect to the subordination provisions in favor of the holders of the senior indebtedness, and

  •
  after paying or distributing assets to creditors,

any amount of cash, property or securities remains, and if, at that time, creditors of general obligations have not received full payment on all amounts due or to become due on these general obligations, this excess will first be applied to pay in full all general obligations, before paying or distributing on the Series Y notes.

        The subordinated indenture defines senior indebtedness as the principal of, premium, if any, and interest on:

  •
  all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date (including any senior debt securities under the senior indenture). Indebtedness does not include indebtedness that is expressly stated to rank junior or equal in right of payment to any subordinated notes; and

  •
  any deferrals, renewals or extensions of senior indebtedness.

        The subordinated indenture defines general obligations as all of our obligations to pay claims of general creditors, other than:

  •
  obligations on senior indebtedness; and

  •
  obligations on subordinated notes and our indebtedness for money borrowed ranking equally or subordinate to the subordinated notes.

If, however, the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term general obligations will mean obligations to general creditors as described in that rule or interpretation, other than obligations described in the above two bullet points.

        In October 2013, U.S. banking regulators approved final regulatory capital rule enhancements, effective for us beginning January 1, 2014. Among other things, the final rule requires that in order for subordinated debt to be treated as tier 2 capital it must be subordinated to our general creditors. Accordingly, the subordinated notes will be subordinated to our obligations to general creditors.

        The term claim when used in the previous definition has the meaning stated in section 101(5) of the Bankruptcy Code.

        The term indebtedness for money borrowed means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.

        Due to the subordination provisions described above, if we experience bankruptcy, insolvency or reorganization, the holders of senior indebtedness can receive more, ratably, and holders of the subordinated notes (including Series Y notes) can receive less, ratably, than our creditors who are not holders of senior indebtedness or of the subordinated notes. This subordination will not prevent any event of default on the subordinated notes from occurring. Unless the applicable pricing supplement(s) indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated notes if payment of the principal or interest, or performance of any agreement in the subordinated notes or subordinated indenture is in default. See "—Events of Default" below.

        The subordination provisions of the subordinated indenture described in this prospectus supplement are provided to holders of senior indebtedness, including the Series X notes, and are not intended for creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of creditors of general obligations without their consent or the consent of the holders of subordinated notes. The provisions of the subordinated indenture stating that the subordinated notes will be subordinated in favor of creditors of general obligations will be immediately and automatically terminated if the Board of Governors of the Federal Reserve System (or other competent regulatory agency or authority) promulgates any rule or regulation, or issues any interpretation that:

  •
  permits us to include the subordinated notes in our capital if the debt securities were subordinated in right of payment to senior indebtedness without regard to any of our other obligations;

  •
  eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to its "general creditors" to be included in capital;

  •
  causes the subordinated notes to be excluded from capital, without regard to the subordination provisions described above; or

  •
  results in us no longer being subject to the capital requirements of bank regulatory authorities.

Restrictive Covenants

        Subject to the provisions described under the section "—Consolidation, Merger and Sale of Assets," the senior indenture prohibits:

  •
  the issue, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

  •
  the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

  •
  the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank,

if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank or the bank which acquires the assets.

        In the senior indenture, we also agreed that we will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:

  •
  any shares of or securities convertible into voting stock of a principal subsidiary bank that we own directly or indirectly; or

  •
  options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that we own directly or indirectly,

without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.

        The indentures define the term "principal subsidiary bank" as U.S. Bank National Association.

        Unless the applicable pricing supplement indicates otherwise, the subordinated indenture does not contain either of the restrictive covenants stated above, nor does it contain any other provision which restricts us from:

  •
  incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations;

  •
  paying dividends or making other distributions on our capital stock; or

  •
  creating any liens on our property for any purpose.

        Unless the applicable pricing supplement indicates otherwise, neither indenture contains covenants specifically designed to protect holders from a highly leveraged transaction in which we are involved.

Events of Default

        Unless otherwise described in the applicable pricing supplement, the only events that constitute events of default under the senior indenture with respect to Series X notes are:

  •
  our failure to pay any interest on any Series X notes when due, which failure continues for 30 days;

  •
  our failure to pay any principal of or premium on any Series X notes when due;

  •
  our failure to make any sinking fund payment, when due, for any Series X note;

  •
  our failure to perform any other covenant in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than the Series X notes), which failure continues for 60 days after written notice;

  •
  default in the payment of indebtedness for money borrowed under any indenture or instrument under which we have or a principal subsidiary bank has outstanding indebtedness in an amount in excess of $5,000,000 which has become due and has not been paid, or whose maturity has been accelerated and the default has not been cured or acceleration annulled within 60 days after written notice; and

  •
  some events of bankruptcy, insolvency or reorganization which involve us or a principal subsidiary bank.

        Unless otherwise described in the applicable pricing supplement, the only events that constitute events of default under the subordinated indenture with respect to the Series Y notes are:

  •
  some events of bankruptcy, insolvency or reorganization that involve us; and

  •
  some events involving the receivership, conservatorship or liquidation of a principal subsidiary bank.

        If an event of default occurs and is continuing on any Series X note or any Series Y note outstanding under the applicable indenture, then either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount notes, the amount payable at acceleration of maturity of such notes to such holders) of all of the notes of that series to be due and payable immediately, by notice as provided in the applicable indenture. At any time after a declaration of acceleration has been made on the notes of either series, but before the applicable trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding notes of that series may, under some circumstances, rescind and annul this acceleration.

        Subject to provisions in each indenture relating to the duties of the trustee during a default, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of any notes then outstanding under that indenture, unless the holders offer to the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding notes of either series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee.

        We must furnish to each trustee, annually, a statement regarding our performance on some of our obligations under the applicable indenture and any default in our performance.

Modification and Waiver

        Except as otherwise specifically provided in the applicable indenture, modifications and amendments of an indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of the holders of each outstanding note affected by the modification or amendment:

  •
  changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

  •
  reducing the principal amount of, or premium or interest on any debt security;

  •
  changing any of our obligations to pay additional amounts;

  •
  reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

  •
  changing the place for payment where, or coin or currency in which, any principal of, or premium or interest on, any debt security is payable;

  •
  impairing the right to take legal action to enforce any payment of or related to any debt security;

  •
  reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

  •
  modifying the subordination provisions of the subordinated indenture in a manner adverse to the holders; or

  •
  modifying any of the above provisions.

        The holders of at least a majority in aggregate principal amount of the outstanding notes of each series can waive, as far as that series is concerned, our compliance with some restrictive provisions of the applicable indenture.

        The holders of at least a majority in aggregate principal amount of the outstanding notes of each series may waive any past default under the applicable indenture, except:

  •
  a default in the payment of principal of, or premium, or interest on any senior debt security; or

  •
  a default in a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

        Each indenture provides that, in determining whether holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of notes:

  •
  the principal amount of an original issue discount note considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable as of the date that the principal is determined at declaration of acceleration of the maturity of that original issue discount note; and

  •
  the principal amount of a note denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that note, of the principal amount (or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above).

Consolidation, Merger and Sale of Assets

        Without the consent of the holders of any outstanding notes of each series, we cannot consolidate with or merge into another corporation, partnership or trust, or convey, transfer or lease substantially all of our properties and our assets, to a corporation, partnership or trust organized or validly existing under the laws of any domestic jurisdiction unless:

  •
  the successor entity assumes our obligations on the notes and under the indentures;

  •
  immediately after the transaction, we would not be in default under the indentures and no event which, after notice or the lapse of time, would become an event of default under the indentures, shall have occurred and be continuing; and

  •
  other conditions are met.

Form of Notes; Book-Entry Notes

        We and the agents will agree on the form of notes to be issued in respect of any tranche of notes. Notes sold to or through the agents will be issued in the form of global notes in fully registered form without coupons. In case of notes sold directly to investors on our own behalf, we may elect to issue notes in the form of one or more master global notes. A master global note will evidence the indebtedness of USB under one or more senior or subordinated notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of USB maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by the master global note. We refer to each of these notes as a registered global note.

        Unless the applicable pricing supplement specifies otherwise, DTC will act as securities depositary for all of the registered global notes and such notes will be deposited with the registrar as custodian and registered in the name of Cede & Co., a nominee of DTC.

        DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants' accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of notes within the DTC system must be made by or through direct participants, who will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants' records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, unless the book-entry system for the notes is discontinued.

        DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

        We will send redemption notices to Cede & Co. as the registered holder of the notes. If less than all of the notes are redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

        Although voting on the notes is limited to the holders of record of the notes, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on notes. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to direct participants for whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        The relevant trustee will make distribution payments on the notes to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us, will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

        DTC may discontinue providing its services as securities depositary on any of the notes at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final note certificates must be printed and delivered. We may, at our option, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of an aggregate principal amount of notes may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the notes will be printed and delivered.

        We have obtained the information in this section about DTC and DTC's book-entry system from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

        "Beneficial owner" means the ownership interest of each actual purchaser of each note.

        "Direct participants" means securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of the notes within the DTC system must be made by or through direct participants who will receive a credit for the notes on DTC's records.

        "Indirect participants" means securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

        "Omnibus proxy" refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to direct participants for whose accounts the notes are credited on the record date.

Clearstream and Euroclear

        If specified in the applicable pricing supplement, investors may elect to hold interests in the global notes deposited with DTC outside the United States through Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries.

        Those depositaries in turn hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

        Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

        If the pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

        Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

        If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

Regarding Citibank, N.A.

        Some of our subsidiaries and us maintain deposits with and conduct other banking transactions with Citibank, N.A. in the ordinary course of business.

FOREIGN CURRENCY RISKS

General

        We can denominate the notes in, and the principal of, and any interest or premium on, the notes can be payable in, any foreign currencies that we may designate at the time of offering. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a currency (including any composite currency) other than a prospective purchaser's home currency, and we disclaim any responsibility to advise prospective purchasers of such risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. Prospective purchasers should consult their own financial, legal and tax advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, currencies other than their particular home currency. Such notes are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.

        The applicable pricing supplement will describe the material risks relating to a particular tranche of foreign currency notes. Such pricing supplement may contain historical exchange rates for the applicable specified currency against the U.S. dollar, a description of the specified currency and any exchange controls affecting such specified currency. If the pricing supplement includes that information, it will should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Exchange Rates and Exchange Controls

        An investment in foreign currency notes entails significant risks that are not associated with a similar investment in a note denominated in U.S. dollars. These risks include, without limitation:

  •
  the possibility of significant changes in the rate of exchange between the United States dollar and the currency or currency unit specified in the applicable pricing supplement; and

  •
  the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, political or economic crises and the actions taken or to be taken by various national governments in response to such crises could significantly affect the exchange rates between the euro and the investor's home currency. Fluctuations in any particular exchange rate that have occurred in the past do not necessarily indicate fluctuations in the rate that may occur during the term of any foreign currency note.

        Depreciation of the specified currency applicable to a foreign currency note against the United States dollar would result in a decrease in:

  •
  the U.S. dollar-equivalent yield of the security;

  •
  the U.S. dollar-equivalent value of the principal repayable at maturity of the security; and

  •
  the U.S. dollar-equivalent market value of the security.

        Governments have imposed from time to time exchange controls and may in the future impose or revise exchange controls at or before the maturity of a foreign currency note (or the maturity of the note issuable at the time of exercise of a debt warrant). Even if there are no exchange controls, it is possible that the specified currency for any particular foreign currency note will not be available at the maturity of the note (or the maturity of the note issuable at the time of exercise of a debt warrant) due to circumstances beyond our control.

Judgments

        If an action based on foreign currency notes was commenced in a court of the United States, it is likely that the court would grant judgment relating to those notes only in U.S. dollars. It is not clear, however, whether, in granting this judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date the judgment is rendered, or some other date. Under current New York law, a state court in the State of New York that gives a judgment on a foreign currency note would be required to give the judgment in the specified currency in which the foreign currency note is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that the applicable trustee converts U.S. dollars to the specified currency for payment of the judgment.

Limited Facilities for Conversion

        Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

  •
  unavailable due to the imposition of exchange controls or other circumstances beyond our control;

  •
  no longer used by the government of the country issuing such currency; or

  •
  no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

        If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

  •
  any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

  •
  any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on foreign currency notes will, unless otherwise specified in the applicable pricing supplement, be made from an account with a bank located in the country issuing the specified currency or, for foreign currency notes denominated in euro, Brussels.

Risks Related to Euro Instability

        Recent political and economic events in Europe have raised concerns regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states of the European Union. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the euro notes.

 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the principal U.S. federal income tax consequences relating to your acquisition, ownership, and disposition of notes. This summary is based on the tax laws of the United States, including the Internal Revenue Code (the "Code"), its legislative history, existing and proposed Treasury regulations thereunder, published rulings of the U.S. Internal Revenue Service ("IRS") and court decisions, all as currently in effect and all of which are subject to change at any time possibly with retroactive effect.

        The following summary deals only with notes held as capital assets and not with special classes of holders, such as dealers in securities or currencies, financial institutions, insurance companies, certain former citizens or residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers, persons holding notes as part of a hedging transaction, straddle, conversion transaction, or synthetic security transaction, persons whose functional currency is not the U.S. dollar, tax-exempt persons, or regulated investment companies. A person considering the purchase of notes should consult his or her own tax advisor concerning these matters and concerning the tax treatment of notes under foreign, state and local tax laws and regulations.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) acquires the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes by the partnership.

        The U.S. federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

        As used in this prospectus supplement, the term "U.S. holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        A "Non-U.S. holder" is a beneficial owner of a note that is not a U.S. holder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes).

U.S. Holders

Payment of Interest

        As a general rule, interest paid or accrued on the notes, including qualified stated interest on OID notes, if any, will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for U.S. federal income tax purposes must include interest paid or accrued on the notes in ordinary income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received or constructively received by the holder, except as described below under the section entitled "Original Issue Discount."

        Furthermore, any other special U.S. federal income tax considerations, not otherwise discussed in this prospectus supplement, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

Original Issue Discount

        Some of the notes may be issued with original issue discount (OID). In general, in the hands of the original holder of a note, OID is the difference between the stated redemption price at maturity of the note and its issue price. The OID for a note will be considered to be zero if it is less than one quarter of one percentage point of the note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the note to its maturity date. This amount is referred to in this discussion as de minimis OID. In addition, special rules described below apply to notes having a fixed maturity date not more than one year from the date of issue.

        The stated redemption price at maturity of a note generally will be equal to the sum of all payments, whether principal or interest, to be made on the note other than qualified stated interest payments. Under applicable regulations, qualified stated interest payments are stated interest payments based on a single fixed rate of interest or, under certain circumstances, a variable rate tied to an objective index, that are actually and unconditionally payable in cash or property (other than a debt instrument of the issuer) at fixed periodic intervals of one year or less during the entire term of the note. In general, the issue price of a note is the initial offering price to the public at which a substantial amount of notes are sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

        Under applicable regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any true discount on the note (i.e., the excess of the note's stated principal amount over its issue price) is less than a specified de minimis amount, then the note would not be treated as having OID and the stated interest on the note would be qualified stated interest.

        It is possible that notes which are not denominated as OID notes may nevertheless be treated as issued with OID for U.S. federal income tax purposes. For example, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single rate based on one or more qualified floating rates or a single rate based on the yield of actively traded personal property (referred to as an objective rate), or a single fixed rate and a single objective rate that is a qualified inverse floating rate may also be deemed to have OID unless the interest is unconditionally payable at least annually during the term of the note at a single qualified floating rate or a single objective rate within the meaning of the regulations.

        If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 25 basis points of each other.

        Special tax considerations, including possible OID, may arise for floating rate notes providing for:

  •
  one interest rate formula followed by one or more interest rate formulas;

  •
  a single fixed rate followed by a qualified floating rate; or

  •
  a spread multiplier.

        Purchasers of floating rate notes with any of these features should carefully examine the applicable pricing supplement and should consult their tax advisors regarding that feature since the tax consequences will depend, in part, on the particular terms of the purchased note. Special rules may apply if a floating rate note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. Special rules may also apply if a floating rate note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the note and is reasonably expected as of the issue date to cause the yield on the note to be significantly less or more than the expected yield determined without the restriction.

        In the case of a note issued with de minimis OID, U.S. holders generally must include the de minimis OID in income as stated principal payments on the notes are made in proportion to the amount of principal paid. Any amount of de minimis OID included in income upon sale, exchange, retirement or other taxable disposition of a note will be treated as capital gain if the note is a capital asset in the holder's hands.

        In the case of notes that are determined to be issued with OID for U.S. federal income tax purposes, a U.S. holder must generally include the OID in ordinary income for U.S. federal income tax purposes as it accrues in advance of the receipt of any cash attributable to the income. Any amounts included in income as OID with respect to a note will increase a U.S. holder's adjusted basis in the note. The amount of OID, if any, required to be included in a U.S. holder's ordinary income for U.S. federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and applicable regulations. Under these rules, OID accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The daily portions of OID are determined by allocating to each day in any accrual period a pro rata portion of the OID for that period.

        Accrual periods may be of any length and may vary in length over the term of the notes, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. OID for any accrual period will be the excess of:

  •
  the product of the note's adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

  •
  any qualified stated interest payments for that accrual period.

        The adjusted issue price of a note at the start of any accrual period is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below), reduced by any prior payments made on the note, other than qualified stated interest, on or before the first day of the accrual period. One effect of this method is that U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

        In the case of an OID note that is a floating rate note, both the yield to maturity and qualified stated interest will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest rate formula. Persons considering the purchase of floating rate notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of these notes.

        If a floating rate note does not qualify as a variable rate debt instrument under the OID regulations, then the floating rate note would be treated as a contingent payment debt instrument. In general, regulations applicable to contingent payment debt instruments may cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to differ substantially from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current U.S. federal income tax law. Specifically, these regulations may require the U.S. holders of the instrument to include future contingent and non-contingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, under these regulations, any gain recognized by a U.S. holder on the sale, exchange, or retirement of a contingent payment debt instrument may be treated as ordinary income and all or a portion of any loss realized may be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper U.S. federal income tax treatment of floating rate notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement.

Constant Yield Election

        Under applicable regulations, a holder may elect to include in gross income all interest that accrues on a note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with the constant yield method described above, taking into account the compounding of interest. The election may only be made during the taxable year in which the U.S. holder acquires the note, and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.

        If a holder has not made an election under Section 171(c)(2) of the Code to amortize bond premium, a constant yield election for a note with amortizable bond premium will result in a deemed election under Section 171(c)(2) of the Code for all of the holder's debt instruments with amortizable bond premium acquired during the current year and all subsequent years. Similarly, a constant yield election for a note with market discount by a U.S. holder that has not made an election under Section 1278(b) of the Code to include market discount in income on a current basis will result in a deemed election under Section 1278(b) of the Code. Such a deemed election will apply to all debt instruments with market discount acquired by the U.S. holder during the current year and all subsequent years. Neither the bond premium election under Section 171(c)(2) of the Code nor the market discount election under Section 1278(b) of the Code may be revoked without the permission of the IRS.

Short-Term Notes

        The OID provisions described above do not apply to short-term notes having a fixed maturity date not more than one year from the date of issue. Under applicable regulations, this type of short-term note will be treated as having been issued with OID equal to the excess of the total principal and interest payments on the note over its issue price. An individual or other holder using the cash receipts and disbursements method of tax accounting will not be required to include OID on the short-term note in ordinary income for U.S. federal income tax purposes on a daily basis unless the holder elects to do so. Holders of short-term notes who report income under the accrual method of tax accounting and certain other holders are required to include OID in income on a daily basis pursuant to a straight-line method, unless these holders make an election to accrue OID under the constant yield method described above by taking into account daily compounding. In the case of holders of short-term notes not required and not electing to include OID in income currently, any gain realized on the sale, exchange or maturity of the short-term notes will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, on a constant yield method, based on daily compounding), reduced by any interest received, to the date of sale, exchange or maturity. holders of short-term notes not required and not electing to include the OID in income currently will be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

        The regulations contain aggregation rules stating that in certain circumstances if more than one type of note is issued as part of the same issuance of securities to a single holder, some or all of those notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the related pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.

Market Discount

        A note (other than a short-term note with a fixed maturity date not more than one year from the issue date) will be treated as having a market discount if the amount for which a U.S. holder purchased the note is less than the note's stated redemption price at maturity or, in the case of a note issued with OID, the note's original issue price plus any accrued OID, unless, in either case, this difference is less than a specified de minimis amount.

        In general, any partial payment of principal or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the note.

        Generally, the accrued market discount will be the total market discount on a note multiplied by a fraction, the numerator of which is the number of days the U.S. holder held the note and the denominator of which is the number of days from the date the U.S. holder acquired the note until its maturity date. A U.S. holder may elect, however, to determine accrued market discount under the constant-yield method described in "Original Issue Discount" above. If the note is disposed of in a nontaxable transaction (other than as provided in Code Section 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. holder as if the holder had sold the note at its then fair market value. Limitations imposed by the Code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. holder may elect to include market discount in gross income as it accrues, and a U.S. holder who makes this election is exempt from these limitations. An election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The adjusted basis of a note subject to this election will be increased to reflect market discount included in income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Acquisition Premium; Amortizable Bond Premium

        A U.S. holder that purchases a note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income for the note for any taxable year will be reduced (but not below zero) by the portion of acquisition premium properly allocable to that year.

        If a U.S. holder purchases a note for an amount in excess of the amount payable at maturity, the U.S. holder will be considered to have purchased the note with amortizable bond premium equal in amount to that excess, and may elect to amortize this premium over the remaining term of the note, based on the U.S. holder's yield to maturity for the note as determined under the bond premium rules. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder's income for the note in that accrual period. Under applicable regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to the accrual period, the excess would be allowed as a deduction for the accrual period, but only to the extent of the U.S. holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce his tax basis in the note as described below under "Sale, Exchange or Retirement of Notes." An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder on or after the beginning of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Applicable regulations provide limited automatic consent for a U.S. holder to change its method of accounting for bond premium to the constant yield method if the change is made for the first taxable year (by a statement on the relevant return) for which the U.S. holder must account for a bond under those regulations. If a U.S. holder does not elect to amortize bond premium, such premium generally would produce a capital loss which capital loss may be subject to limitations on deductibility.

Sale, Exchange, Retirement, or Other Taxable Disposition of Notes

        Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized from the sale, exchange, retirement or other disposition and the holder's adjusted basis in the note or applicable portion of the adjusted basis. The holder's adjusted basis generally will equal the cost of the note to the holder, increased by any OID and market discount includible in the holder's ordinary income for the note and reduced by any principal payments on the note previously received by the holder (including any other payments on the note that are not qualified stated interest payments) and by any amortizable bond premium used to offset qualified stated interest and certain other amortizable bond premium allowed as a deduction under the regulations described above under the section entitled "Acquisition Premium; Amortizable Bond Premium." Except as discussed above under the sections entitled "Original Issue Discount" for short-term notes and contingent payment debt instruments and "Market Discount" for notes with market discount and as discussed below under the section entitled "Foreign Currency Notes," or to the extent cash received is attributable to accrued qualified stated interest, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in the note exceeds one year. Long-term capital gains of individuals are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

        The following summary relates to notes that are denominated in a single currency or currency unit other than the U.S. dollar. For purposes of this discussion, these notes are referred to as foreign currency notes.

        A U.S. holder who uses the cash method of accounting and who receives interest, other than OID, in a foreign currency on a foreign currency note will be required to include in income the U.S. dollar value of the interest received determined by translating the foreign currency received at the spot rate for such foreign currency on the date of receipt, regardless of whether the interest payment is in fact converted to U.S. dollars at that time. This U.S. dollar value will be the U.S. holder's tax basis in the foreign currency received for purposes of calculating foreign currency gain or loss, as described below.

        To the extent the above paragraph does not apply, a U.S. holder who uses the cash method of accounting and accrues OID, or who uses the accrual method of accounting, will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by the acquisition premium to the extent applicable) that has accrued and is otherwise required to be taken into account on a foreign currency note during an accrual period. The U.S. dollar value of this accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, for an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. U.S. holders may also elect to translate the income at the spot rate on the last day of the accrual period (or the spot rate on the date the interest payment is received if such date is within five business days of the last day of the accrual period) or, for a partial accrual period, the spot rate on the last day of the taxable year. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS. The U.S. holder will recognize ordinary income or loss for accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received) for the accrual period and the U.S. dollar value of interest income that has previously been included in income during the accrual period (as determined above).

        OID and acquisition premium on a foreign currency note are to be determined in the relevant foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above.

        The amount of market discount on foreign currency notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A U.S. holder will recognize exchange gain or loss for market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

        Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. holder who has not elected to amortize the bond premium under Section 171 of the Code will be a capital loss to the extent of the bond premium. If an election to amortize is made, amortizable bond premium taken into account under the applicable rules described above under "Acquisition Premium; Amortizable Bond Premium" will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium for any period by treating the bond premium amortized in that period as a return of principal.

        A U.S. holder's tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder's tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

        Gain or loss realized on the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange or retirement of the foreign currency note that is attributable to changes in exchange rates.

        The source of foreign currency gain or loss will be determined by reference to the residence of the holder or the qualified business unit of the holder on whose books the note is properly reflected. Any gain or loss realized by a holder in excess of foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, gain on a contingent payment debt instrument, cash received that is attributable to accrued qualified stated interest or, in the case of a short-term note, to the extent of any OID not previously included in the holder's income).

        A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement.

        Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded foreign currency notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers for the purchase and sale of publicly traded foreign currency notes provided the election is applied consistently. This election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

        Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes denominated in a foreign currency.

Reopenings

        The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Medicare Tax

        A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income will generally include its interest income (including OID) and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

        The following summary describes the principal U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the notes by a Non-U.S. holder. In this prospectus supplement, we use the term "Non-U.S. holder" to refer to a beneficial owner of a note that, for U.S. federal income tax purposes, is neither a U.S. holder nor a partnership for U.S. federal income tax purposes. This summary is based on the Code and existing and proposed Treasury regulations, revenue rulings and judicial decisions. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders excepted from the discussion of U.S. holders above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and Non-U.S. holders that are owned or controlled by U.S. holders. Persons considering the purchase of notes should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.

        Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

  •
  Payments of interest (including OID, if any) on the notes by us or by any of our paying agents to any Non-U.S. holder will not be subject to U.S. federal withholding tax under the "portfolio interest exemption", provided that:

  •
  the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

  •
  the beneficial owner of the note issued in registered form fulfills the statement requirement set forth in Section 871(h) or Section 881(c) of the Code (described below) and the regulations thereunder;

  •
  such interest is not contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder; and

  •
  such interest is not effectively connected with the conduct by the holder of a trade or business in the United States (or, in the case of an applicable tax treaty, is not attributable to the holder's permanent establishment in the United States).

  •
  A Non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other taxable disposition of a note, unless:

  •
  in the case of a nonresident alien individual, the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  the gain is, or is deemed to be, effectively connected with the conduct by the holder of a trade or business in the United States (and, in the case of an applicable tax treaty, is attributable to the holder's permanent establishment in the United States).

        A note held by an individual who is not treated as a citizen or resident of the United States at the time of his death will not be subject to U.S. federal estate tax as a result of the individual's death, provided that the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual's death, payments for the note would not have been effectively connected to the conduct by that individual of a trade or business in the United States.

        Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption described above, either the beneficial owner of the note or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (referred to in this discussion as a financial institution) and that is holding the note on behalf of the beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the note is not a U.S. person. Under Treasury regulations, this requirement will be satisfied if the beneficial owner of a note certifies on the appropriate IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address, or the beneficial owner holds its notes through certain foreign intermediaries and satisfies applicable certification requirements. Special certification rules may apply to holders that are entities rather than individuals.

        Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting and certification requirements.

        Alternatively, payments to Non-U.S. holders which do not meet the requirements of the portfolio interest exemption described above and which are therefore subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding or subject to withholding at a reduced rate if the beneficial owner of the note, or his agent, provides the withholding agent with the appropriate, properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding or a reduced withholding rate under a tax treaty. Withholding tax regulations generally require any Non-U.S. holder that claims a reduced U.S. withholding tax rate under an income tax treaty to obtain a taxpayer identification number from the IRS in advance and provide verification that the holder is entitled to the benefits of the relevant income tax treaty. A taxpayer identification number is not required, however, with respect to interest on notes that are actively traded as defined in Treasury Regulations Section 1.1441-6(c)(2). Tax-exempt Non-U.S. holders are generally required to provide verification of their tax-exempt status on IRS Form W-8EXP (or successor form). We urge Non-U.S. holders to consult with their tax advisors regarding these rules.

        If a Non-U.S. holder is engaged in a trade or business in the United States, and if interest (including OID and market discount) on the note or gain realized on its sale, exchange or other disposition is effectively connected with the conduct of this trade or business (and, in the case of an applicable tax treaty, is attributable to the holder's permanent establishment in the United States), the Non-U.S. holder, although exempt from the withholding tax discussed above (provided the certification requirements discussed herein are satisfied), will generally be subject to regular U.S. federal income tax on interest (including OID and market discount) and on any gain realized on the sale, exchange or other disposition of a note in the same manner as if it were a U.S. holder (without regard to the Medicare tax described above). See the section entitled "U.S. Holders" above. Such holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or a successor form) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest (including OID and market discount) on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the effectively connected earnings and profits of the Non-U.S. holder if the interest or gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States.

        The IRS Forms W-8BEN, BEN-E, ECI and EXP are generally valid for the calendar year in which filed and for the three succeeding calendar years, unless a change in circumstances makes any of the information on the form incorrect. However, a Form W-8BEN, BEN-E or EXP provided with a U.S. taxpayer identification number will generally remain in effect until a change in circumstances makes any information on the form incorrect. A Form W-8IMY generally remains valid until the status of the person named on the certificate is changed in a relevant way or there is a change in circumstances making any information on the form incorrect. This indefinite period of validity does not extend to withholding certificates or statements associated with the Form W-8IMY.

Backup Withholding and Information Reporting

U.S. holders

        A backup withholding tax, currently at a 28% rate, and information reporting requirements generally apply to specified payments of principal, premium and interest (including OID) made to, and to the proceeds of sale before maturity by, U.S. holders (other than certain exempt recipients, such as corporations) who fail to provide and certify certain identifying information (e.g., the holder's taxpayer identification number) in the required manner. Under current Treasury regulations, backup withholding will not apply to payments made on a note or proceeds from the sale of a note if the U.S. holder:

  •
  provides its U.S. taxpayer identification number (typically on IRS Form W-9 or a successor form), certifies that it is a U.S. person, and otherwise satisfies the requirements of the backup withholding rules; or

  •
  establishes an exemption from backup withholding.

        Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against that holder's U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

Non-U.S. holders

        In general, Non-U.S. holders will not be subject to backup withholding with respect to payments on the notes that we make provided that the Non-U.S. holder certifies, under penalties of perjury, that it is not a U.S. person (and we do not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

        Generally, we must report to the IRS and to each Non-U.S. holder the amount of interest (including OID) on a note paid to such Non-U.S. holder and the amount of tax, if any, withheld with respect to those interest payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

        Payments on the sale, exchange or other disposition of a note, receipt or coupon made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following:

  •
  a U.S. person;

  •
  a controlled foreign corporation for U.S. federal income tax purposes;

  •
  a foreign person 50 percent or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership with certain connections to the United States.

        In the above circumstances, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person.

        Payment of the proceeds of a sale of a note, receipt or coupon to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

        Withholding tax regulations provide presumptions under which a Non-U.S. holder is subject to information reporting and backup withholding unless we or our paying agents receive the required certification from the holder regarding its non-U.S. status. Foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from withholding or reporting, and the procedure for obtaining an exemption, if available.

        Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against that holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act

        The Foreign Account Tax Compliance Act ("FATCA") generally imposes a 30% withholding tax on interest payments and proceeds of sale of interest-bearing obligations for payments made after the relevant effective date to certain foreign financial institutions that fail to certify their FATCA status, and investment funds and non-financial foreign entities if certain disclosure requirements related to direct and indirect United States shareholders and/or United States accountholders are not satisfied.

        Under applicable Treasury Regulations and IRS guidance including Notice 2015-66, a withholding tax of 30% will generally be imposed, subject to certain exceptions, on payments of (a) interest, and (b) gross proceeds from the sale or other disposition of notes on or after January 1, 2019. In the case of payments made to a "foreign financial institution" (generally including an investment fund), as a beneficial owner or as an intermediary, the withholding tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government (a "FATCA Agreement") or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an "IGA"), in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any "substantial" U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its "substantial" U.S. owners. If the notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest and gross proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. Coordinating rules may limit duplicative withholding in cases where the withholding described above in "Non-U.S. Holders" or "Backup Withholding and Information Reporting" also applies.

        If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax. Each Non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

        THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

        We are offering the notes on a continuous basis through U.S. Bancorp Investments, Inc., Barclays Capital Inc., Capital One Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Keefe, Bruyette & Woods, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Piper Jaffray & Co., PNC Capital Markets LLC, RBC Capital Markets, LLC, RBS Securities Inc. (marketing name "NatWest Markets"), Santander Investment Securities Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, which we refer to individually as an "agent" and, together, as the "agents," who have agreed to use reasonable efforts to solicit offers to purchase these notes. We may also appoint other agents in the future. Unless otherwise agreed between us and the agents, we will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that an agent made or an offer to purchase that an agent received, a commission as agreed between us and an agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.

        We may also sell these notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of notes that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount. We have also reserved the right to sell notes directly on our own behalf, in which case no commission will be payable to the agents.

        Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

        We estimate that we will spend approximately $300,000 for printing, rating agency, trustee's and legal fees and other expenses allocable to the establishment of this program to offer notes on a continuous basis.

        Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national notes exchange, but the agents have advised us that they intend to make a market in these notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. No assurance can be given as to the liquidity of any trading market for these notes.

        To facilitate the offering of these notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these notes. Specifically, the agents may overallot in connection with any offering of these notes, creating a short position in these notes for their own accounts. In addition, to cover overallotments or to stabilize the price of these notes, the agents may bid for, and purchase, these notes in the open market. Finally, in any offering of these notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

        In the course of their respective businesses, our agents and certain of their affiliates have engaged and may in the future engage in commercial banking and/or investment banking transactions, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities with us and with our affiliates. Some of the agents and their affiliates may also be customers of, engage in transactions with and perform services for us, including our subsidiaries, in the ordinary course of business. They have received and may continue to receive customary fees and commissions for these transactions.

        In addition, in the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the agents or their affiliates has a lending relationship with us, certain of these agents or their affiliates routinely hedge, and certain others of these agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes . The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Concurrently with the offering of these notes through the agents, we may issue other debt notes under the indentures referred to in this prospectus supplement.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that member state, other than under the following exemptions under the Prospectus Directive:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the agents for any such offer; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of notes in any member state will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that relevant member state of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the agents to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the agents have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or such agents to publish a prospectus for such offer.

        For the purpose of this provision, the expression an "offer of notes to the public" in relation to any notes in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the each member state.

        The above selling restriction is in addition to any other selling restriction set out below.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Canada

        The notes are unsecured and are not and will not be savings accounts, deposits, obligations of, or otherwise guaranteed by, U.S. Bank National Association or any other bank. The notes do not evidence deposits of U.S. Bank National Association or any of our other banking affiliates. The notes are not insured by the Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other insurer or governmental agency or instrumentality. U.S. Bancorp is not regulated as a financial institution in Canada. However, U.S. Bank National Association's Canada branch is listed on Schedule III to the Bank Act (Canada) and is subject to regulation by the Office of the Superintendent of Financial Institutions (Canada). The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not, and will not be, required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

        The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the "FIEL"). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan or Japanese corporation, except in accordance with the provisions of, or pursuant to an exemption available under, the applicable laws and regulations of Japan including the FIEL. For the purpose hereof, "resident of Japan" means an individual whose address is in Japan, and "Japanese corporation" means a legal entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

Conflicts of Interest

        Our affiliate, U.S. Bancorp Investments, Inc., is a member of FINRA and may be participating in sales of the notes referred to above. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of the notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Under FINRA Rule 5121, any agent who is subject to the rule will not be permitted to sell any securities to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

LEGAL MATTERS

        The validity of the notes has been passed upon for us by Squire Patton Boggs (US) LLP, Cincinnati, Ohio. O'Melveny & Myers LLP, New York, New York, will pass upon certain matters for the agents. Squire Patton Boggs (US) LLP and certain of its members are indebted to, and have other banking and trust relationships with, certain of our subsidiaries.

PROSPECTUS

U.S. BANCORP
800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

U.S. Bancorp
Senior Notes
Subordinated Notes
Common Stock
Preferred Stock
Depositary Shares
Debt Warrants
Equity Warrants
Units
Purchase Contracts

        The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

        These securities will be our equity securities or unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

        This prospectus, together with the relevant pricing supplement, if any, and prospectus supplement describing the terms of the specific securities being offered and sold, may be used by our affiliates, including U.S. Bancorp Investments, Inc., in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

        U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. ("FINRA") and may participate in distributions of the securities referred to above. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121 ("Rule 5121"), such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

        Our common stock is listed on the New York Stock Exchange under the symbol "USB."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        These securities are unsecured and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. These securities are not guaranteed by U.S. Bancorp, or any other bank, and are not insured by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is April 21, 2017.

        The words "we," "our," "ours" and "us" refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

i

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any of our future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, until the later of (i) the time that we or any underwriter sell all the securities offered by this prospectus and (ii) the date that our broker-dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016.

  •
  Current Reports on Form 8-K filed on January 17, 2017 (as amended on April 20, 2017), January 18, 2017, January 24, 2017, February 13, 2017, March 3, 2017, April 19, 2017 and April 20, 2017.

  •
  The description of our common stock set forth in our registration statement on Form 8-A filed under the Exchange Act on October 6, 1994, by First Bank System, Inc. (now known as U.S. Bancorp), including any amendment or report filed for the purpose of updating such description.

        Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(612) 303-0799 or (866) 775-9668

1

 U.S. BANCORP

        We are a multi-state financial services holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. We provide a full range of financial services through our subsidiaries, including lending and depository services, cash management, capital markets, and trust and investment management services. Our subsidiaries also engage in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage and leasing services. We are the parent company of U.S. Bank National Association.

        Our common stock is traded on the New York Stock Exchange under the ticker symbol "USB." Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.

        We refer you to the documents incorporated by reference in the attached prospectus, as described in the section "Where You Can Find More Information," for more information about us and our businesses.

SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

        We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

        We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

2

Senior Notes and Subordinated Notes

        Our notes, including senior notes and subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, preferred stock, depositary shares or common stock.

Units

        We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Debt Warrants and Equity Warrants

        We may sell warrants to purchase our senior notes, subordinated notes, shares of our preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. We will not receive any proceeds from the sales of any securities by selling securityholders.

3

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for us and our subsidiaries for each of the periods indicated are as follows:

	Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	8.15	8.75	8.22	7.41	6.09
Including interest on deposits	5.60	6.28	6.07	5.40	4.52
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	6.52	6.95	6.73	6.15	5.28
Including interest on deposits	4.83	5.40	5.26	4.74	4.08

        For the purpose of computing the ratios of earnings to fixed charges and combined fixed charges and preferred stock dividends, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest.

VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, Squire Patton Boggs (US) LLP, Cincinnati, Ohio. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

4

U.S. Bancorp

MEDIUM-TERM NOTES, SERIES X (SENIOR)
MEDIUM-TERM NOTES, SERIES Y (SUBORDINATED)
Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

U.S. Bancorp Investments, Inc.
Barclays
BofA Merrill Lynch
Capital One Securities
CIBC Capital Markets
Citigroup
Credit Suisse
Deutsche Bank Securities
Goldman, Sachs & Co.
HSBC
J.P. Morgan
Keefe, Bruyette & Woods
                    A Stifel Company
Morgan Stanley
NatWest Markets
Piper Jaffray
PNC Capital Markets LLC
RBC Capital Markets
Santander
TD Securities
UBS Investment Bank
Wells Fargo Securities

April 21, 2017